================================================================================


                                 $1,250,000,000


                        364-DAY COMPETITIVE ADVANCE AND
                           REVOLVING CREDIT AGREEMENT


                     Dated as of March 4, 1997, as amended
                       and restated through March 5, 1999

                                     among


                                PHH CORPORATION
                                      and
                      PHH VEHICLE MANAGEMENT SERVICES INC.

                                  as Borrowers

                                      and

                         THE LENDERS REFERRED TO HEREIN

                                      and

               THE CHASE MANHATTAN BANK, as Administrative Agent

                                      and

             THE CHASE MANHATTAN BANK OF CANADA, as Canadian Agent



================================================================================

                        CHASE SECURITIES INC., Arranger

                               TABLE OF CONTENTS


                                                                                               Page
                                                                                               ----
1.  DEFINITIONS                                                                                  1

2.  THE LOANS                                                                                   21
         SECTION 2.1.  Commitments                                                              21
         SECTION 2.2.  Loans                                                                    23
         SECTION 2.3.  Use of Proceeds                                                          24
         SECTION 2.4.  Competitive Bid Procedure                                                25
         SECTION 2.5.  Revolving Credit Borrowing Procedure                                     27
         SECTION 2.6.  Refinancings                                                             28
         SECTION 2.7.  Fees                                                                     29
         SECTION 2.8.  Repayment of Loans; Evidence of Debt                                     29
         SECTION 2.9.  Interest on Loans                                                        31
         SECTION 2.10.  Interest on Overdue Amounts                                             33
         SECTION 2.11.  Alternate Rate of Interest                                              33
         SECTION 2.12.  Termination and Reduction of Commitments                                33
         SECTION 2.13.  Prepayment of Loans                                                     34
         SECTION 2.14.  Eurocurrency Reserve Costs                                              35
         SECTION 2.15.  Reserve Requirements; Change in Circumstances                           36
         SECTION 2.16.  Change in Legality                                                      38
         SECTION 2.17.  Reimbursement of Lenders                                                39
         SECTION 2.18.  Pro Rata Treatment                                                      40
         SECTION 2.19.  Right of Setoff                                                         41
         SECTION 2.20.  Manner of Payments                                                      41
         SECTION 2.21.  Withholding Taxes                                                       42
         SECTION 2.22.  Certain Pricing Adjustments                                             43
         SECTION 2.23.  [Intentionally Deleted.]                                                45
         SECTION 2.24.  Extension of Maturity Date                                              45
         SECTION 2.25.  Bankers' Acceptances                                                    46
         SECTION 2.26.  Guarantee                                                               48

3.  REPRESENTATIONS AND WARRANTIES OF BORROWER
         SECTION 3.1.  Corporate Existence and Power                                            51
         SECTION 3.2.  Corporate Authority and No Violation                                     51
         SECTION 3.3.  Governmental and Other Approval and Consents                             51
         SECTION 3.4.  Financial Statements of Borrower                                         52
         SECTION 3.5.  No Material Adverse Change                                               52
         SECTION 3.7.  Copyrights, Patents and Other Rights                                     52
         SECTION 3.8.  Title to Properties                                                      52
         SECTION 3.9.  Litigation                                                               52

                                      -i-

         SECTION 3.10.  Federal Reserve Regulations                                             53
         SECTION 3.11.  Investment Company Act                                                  53
         SECTION 3.12.  Enforceability                                                          53
         SECTION 3.13.  Taxes                                                                   53
         SECTION 3.14.  Compliance with ERISA                                                   53
         SECTION 3.15.  Disclosure                                                              54
         SECTION 3.16.  Environmental Liabilities                                               54

4.  CONDITIONS OF LENDING                                                                       54
         SECTION 4.1.  Conditions Precedent to Effectiveness                                    54
                 (a)  Loan Documents                                                            54
                 (b)  Corporate Documents for the Borrower                                      54
                 (c)  Financial Statements                                                      55
                 (d)  Opinions of Counsel                                                       55
                 (e)  No Material Adverse Change                                                55
                 (f)  Payment of Fees                                                           55
                 (g)  Closing Date Payments                                                     55
                 (h)  Litigation                                                                55
                 (i)  Officer's Certificate                                                     56
         SECTION 4.2.  Conditions Precedent to Each Loan                                        56
                 (a)  Notice                                                                    56
                 (b)  Representations and Warranties                                            56
                 (c)  No Event of Default                                                       56

5.  AFFIRMATIVE COVENANTS                                                                       56
         SECTION 5.1.  Financial Statements, Reports, etc.                                      57
         SECTION 5.2.  Corporate Existence; Compliance with Statutes                            58
         SECTION 5.3.  Insurance                                                                58
         SECTION 5.4.  Taxes and Charges                                                        58
         SECTION 5.5.  ERISA Compliance and Reports                                             59
         SECTION 5.6.  Maintenance of and Access to Books and Records; Examinations             59
         SECTION 5.7.  Maintenance of Properties                                                60

6.  NEGATIVE COVENANTS                                                                          60
         SECTION 6.1.  Limitation on Material Subsidiary Indebtedness                           60
         SECTION 6.2.  [Intentionally deleted]                                                  61
         SECTION 6.3.  Limitation on Transactions with Affiliates                               61
         SECTION 6.4.  Consolidation, Merger, Sale of Assets                                    62
         SECTION 6.5.  Limitations on Liens                                                     62
         SECTION 6.6.  Sale and Leaseback                                                       64
         SECTION 6.7.  Consolidated Net Worth                                                   64
         SECTION 6.8.  Ratio of Indebtedness To Consolidated Net Worth                          64
         SECTION 6.9.  Accounting Practices64
         SECTION 6.10.  Restrictions Affecting Subsidiaries                                     64

                                     -ii-

         Section 6.11.  Restrictions Regarding Coldwell Banker Securitization Facility          65
         SECTION 6.12.  Limitation on Mortgage Repurchase Indebtedness                          65

7.  EVENTS OF DEFAULT                                                                           65

8.  THE AGENTS                                                                                  68
         SECTION 8.1.  Administration by Agents                                                 68
         SECTION 8.2.  Advances and Payments                                                    68
         SECTION 8.3.  Sharing of Setoffs and Cash Collateral                                   69
         SECTION 8.4.  Notice to the Lenders                                                    69
         SECTION 8.5.  Liability of Each Agent                                                  70
         SECTION 8.6.  Reimbursement and Indemnification                                        70
         SECTION 8.7.  Rights of Each Agent                                                     71
         SECTION 8.8.  Independent Investigation by Lenders                                     71
         SECTION 8.9.  Notice of Transfer                                                       71
         SECTION 8.10.  Successor Agents                                                        71

9.  MISCELLANEOUS72
         SECTION 9.1.  Notices                                                                  72
         SECTION 9.2.  Survival of Agreement, Representations and Warranties, etc.              72
         SECTION 9.3.  Successors and Assigns; Syndications; Loan Sales; Participations         73
         SECTION 9.4.  Expenses; Documentary Taxes                                              76
         SECTION 9.5.  Indemnity                                                                77
         SECTION 9.6.  CHOICE OF LAW                                                            77
         SECTION 9.7.  No Waiver                                                                77
         SECTION 9.8.  Extension of Maturity                                                    78
         SECTION 9.9.  Amendments, etc.                                                         78
         SECTION 9.10.  Severability                                                            78
         SECTION 9.11.  SERVICE OF PROCESS; WAIVER OF JURY TRIAL                                79
         SECTION 9.12.  Headings                                                                80
         SECTION 9.13.  Execution in Counterparts                                               80
         SECTION 9.14.  Entire Agreement                                                        80
         SECTION 9.15.  Foreign Currency Judgments                                              80
         SECTION 9.16.  Risks of Superior Force                                                 81
         SECTION 9.17.  Language                                                                81
         SECTION 9.18.  Acknowledgment and Agreement                                            81
         SECTION 9.19.  European Economic And Monetary Union                                    81


SCHEDULES

         1.1A        Lenders, Addresses and Commitments
         1.1B        Available Foreign Currencies
         2.14        Eurocurrency Reserve Costs For Pounds Sterling Loans
         3.6         Material Subsidiaries
         3.9         Litigation
         6.1         Existing Material Subsidiary Indebtedness
         6.5         Existing Liens


EXHIBITS

         A-1         Form of Revolving Credit Note
         A-2         Form of Competitive Note
         A-3         Form of Canadian Revolving Credit Note
         A-4         Form of Pounds Sterling Note
         B-1         Opinion of In-house Counsel
         B-2         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
         B-3         Opinion of Blake, Cassels & Graydon
         C           Form of Assignment and Acceptance
         D           Form of Compliance Certificate
         E-1         Form of Competitive Bid Request
         E-2         Form of Competitive Bid Invitation
         E-3         Form of Competitive Bid
         E-4         Form of Competitive Bid Accept/Reject Letter
         F           Form of Revolving Credit Borrowing Request
         G           Form of Extension Request
         H           Form of Replacement Bank Agreement
         I           Form of Bankers' Acceptance
         J           Form of Notice of Rollover
         K           Creditor Acknowledgment and Agreement

                  364-DAY COMPETITIVE ADVANCE AND REVOLVING CREDIT AGREEMENT (the "Agreement"), dated as of March 4, 1997, as amended and restated through March 5, 1999, among PHH CORPORATION, a Maryland corporation (the "Borrower"), PHH VEHICLE MANAGEMENT SERVICES INC., a corporation incorporated under the Canada Business Corporations Act (the "Canadian Borrower"), the Lenders referred to herein, CHASE SECURITIES INC., as arranger (the "Arranger") for the Lenders, THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (the "Administrative Agent") for the US Lenders, and The Chase Manhattan Bank of Canada, a Canadian chartered bank, as administrative agent for the Canadian Lenders (in such capacity, the "Canadian Agent").


                             INTRODUCTORY STATEMENT


                  The Borrower, certain of the Lenders, the Administrative Agent and the Canadian Agent are parties to the 364-Day Competitive Advance and Revolving Credit Agreement, dated as of March 4, 1997, as amended through the Closing Date referred to below (the "Existing Credit Agreement"), pursuant to which the Lenders established a $1,250,000,000 committed revolving credit facility under which Revolving Credit Loans may be made to the Borrowers (as defined below). In addition, pursuant to the Existing Credit Agreement, the Lenders provided to the Borrowers (i) a procedure pursuant to which Lenders may bid on an uncommitted basis on short-term borrowings by the Borrower and (ii) a multi-currency credit facility in an amount equal to $500,000,000, of which up to the equivalent of $200,000,000 will be made available by the Canadian Lenders (as defined below) to the Canadian Borrower as a separate Canadian Dollar tranche guaranteed by the Borrower.

                  The Borrower has requested that the Maturity Date (as defined below) be extended to March 3, 2000 and has requested certain other amendments to the Existing Credit Agreement.

                  The Borrower, the Lenders, the Administrative Agent and the Canadian Agent desire to amend and restate the Existing Credit Agreement pursuant to this Agreement and to continue the Borrower's payment and performance obligations under the Existing Credit Agreement, as amended hereby.

                  Accordingly, the parties hereto hereby agree as follows:

1.  DEFINITIONS

                  For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article 2.

                  "Acceptance Fee" shall mean a fee payable in C$ by the Canadian Borrower to a Canadian Lender with respect to the acceptance of a B/A, calculated on the face amount of the B/A at the rate per annum equal to the B/A Spread on the basis of the number of days in the applicable Contract Period and a year of 365 days.

                  "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower. For purposes of this definition, a Person shall be deemed to be "controlled by" another if such latter Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such controlled Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

                  "Agents" shall mean, collectively, the Administrative Agent and the Canadian Agent.

                  "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1% if not already an integral multiple of 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect for such day and (b) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. "Prime Rate" shall mean the rate per annum publicly announced by the entity which is the Administrative Agent from time to time as its prime rate in effect at its principal office in New York City. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced as effective. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including, without limitation, the inability or failure of the Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the

                                       3
         Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate.

                  "Applicable Agent" shall mean, (i) with respect to US Loans or the Borrower, the Administrative Agent, and (ii) with respect to Canadian Loans or the Canadian Borrower, the Canadian Agent.

                  "Applicable Borrower" shall mean (i) with respect to US Loans, the Borrower, and (ii) with respect to Canadian Loans, the Canadian Borrower.

                  "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

                  "Assessment Rate" shall mean, for any day, the net annual assessment rate (rounded upwards, if necessary, to the next higher Basis Point) as most recently reasonably estimated by the Administrative Agent for determining the then current annual assessment payable by the entity which is the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at such entity's domestic offices.

                  "Asset Securitization Subsidiary" shall mean (i) any Subsidiary engaged solely in the business of effecting asset securitization transactions permitted by this Agreement and activities incidental thereto or (ii) any Subsidiary whose primary purpose is to hold title or ownership interests in vehicles, mortgages, relocation assets and related assets under management.

                  "Assignment and Acceptance" shall mean an agreement in the form of Exhibit C hereto, executed by the assignor, assignee and the other parties as contemplated thereby.

                  "Available Foreign Currencies" shall mean the currencies set forth on Schedule 1.1B, and any other available and freely-convertible non-Dollar currency selected by the Borrower and approved (which approval shall not be unreasonably withheld) in writing by the Administrative Agent.

                  "Bankers' Acceptance" and "B/A" shall mean a bill of exchange denominated in C$, drawn by the Canadian Borrower and accepted by a Canadian Lender or a Participant in accordance with this Agreement.

                  "B/A Borrowing" shall mean a Borrowing comprised of Bankers' Acceptances.

                  "B/A Spread" shall mean, at any date or for any period of determination, the B/A Spread that would be in effect on such date or during such period pursuant to the table set forth in Section 2.22 based on the rating of the Borrower's senior unsecured long-term debt.

                  "Basis Point" shall mean 1/100th of 1%.

                  "Board" shall mean the Board of Governors of the Federal Reserve System.

                  "Borrowers" shall mean, collectively, the Borrower and the Canadian Borrower.

                  "Borrowing" shall mean a group of Loans of a single Interest Rate Type made by certain Lenders (or in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.4) on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Date" shall mean any Business Day specified in a notice pursuant to Section 2.5(b) as a date on which the Canadian Borrower requests the Canadian Lenders to make Canadian Revolving Credit Loans hereunder.

                  "Branch of Account" shall mean, for each Canadian Lender, the branch or office of such Canadian Lender at the address set out opposite that Canadian Lender's name or such other branch or office as such Canadian Lender may advise the Canadian Borrower and the Canadian Agent in writing.

                  "Business Day" shall mean, (i) with respect to any Loan other than a Canadian Loan, any day other than a Saturday, Sunday or other day on which banks in the State of New York are permitted or required by law to close; provided that when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Dollars or the applicable Available Foreign Currency on the London Interbank Market (or such other interbank eurocurrency market where the foreign currency and exchange operations in respect of Dollars or the applicable Available Foreign Currency, as the case may be, are then being conducted for delivery on the first day of such Interest Period) and (ii) with respect to any Canadian Loan, any day other than a Saturday, Sunday or other day on which banks in Toronto, Ontario or New York City are permitted or required by law to close.

                  "C$ Prime Rate" shall mean, on any day, the annual rate of interest (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of:

                  (a) the annual rate of interest determined by The Bank of Nova Scotia as the annual rates of interest announced from time to time by The Bank of Nova Scotia as its prime rate in effect at its principal office in Toronto on such day for determining interest rates on C$ denominated commercial loans in Canada; and

                  (b) the annual rate of interest equal to the sum of (A) the CDOR Rate in effect on such day and (B) 1%.

                  "C$ Prime Rate Borrowing" shall mean a Borrowing comprised of C$ Prime Rate Loans.

                  "C$ Prime Rate Loan" shall mean a Canadian Revolving Credit Loan denominated in C$ which bears interest at a rate based upon the C$ Prime Rate.

                  "Canadian Agent" shall have the meaning assigned to such term in the preamble hereto.

                  "Canadian Borrower" shall have the meaning assigned to such term in the preamble hereto.

                  "Canadian Borrowing" shall mean a Borrowing consisting of simultaneous Canadian Revolving Credit Loans from the Canadian Lenders.

                  "Canadian Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Canadian Revolving Credit Loans to the Canadian Borrower pursuant to Section 2.1(b), in an aggregate amount not to exceed at any time the amount set forth opposite such Lender's name under the heading "Canadian Commitment" on or in (i) Schedule 1.1A hereto, (ii) any applicable Assignment and Acceptance to which it may be a party, and/or (iii) any agreement delivered pursuant to Section 2.24(d), as the case may be, as such Lender's Canadian Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.12 or 2.24 or Article 7 or changed pursuant to Section 9.3. The Canadian Commitments shall automatically and permanently terminate on the earlier of (a) the Maturity Date or (b) the date of termination in whole pursuant to
         Section 2.12 or Article 7.

                  "Canadian Dollars" and "C$" shall mean the lawful currency of Canada.

                  "Canadian Lender" shall mean each Lender which has a Canadian Commitment or which has extended a Canadian Loan.

                  "Canadian Loan" shall mean any loan made by any Canadian Lender pursuant to this Agreement to the Canadian Borrower.

                  "Canadian Obligations" shall mean the obligation of the Canadian Borrower to make due and punctual payment of principal of, and interest on (including post-petition interest, whether or not allowed), the Canadian Loans and all other monetary obligations of the Canadian Borrower to the Canadian Agent or any Canadian Lender under this Agreement, the Canadian Revolving Credit Notes or with respect to any Interest Rate Protection Agreement entered into between the Canadian Borrower or any of its Subsidiaries and any Canadian Lender.

                  "Canadian Revolving Credit Loan" shall have the meaning assigned to such term in Section 2.1(b).

                  "Canadian Revolving Credit Note" shall have the meaning assigned to such term in Section 2.8.

                  "Capital Lease" shall mean as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Equivalents" shall mean (i) investments in commercial paper maturing in not more than 270 days from the date of issuance which at the time of acquisition is rated at least A-1 or the equivalent thereof by S&P, or P-1 or the equivalent thereof by Moody's, (ii) investments in direct obligations or obligations which are guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having a maturity of not more than three years from the date of acquisition, (iii) investments in certificates of deposit maturing not more than one year from the date of origin issued by a bank or trust company organized or licensed under the laws of the United States or any state or territory thereof having capital, surplus and undivided profits aggregating at least $500,000,000 and A rated or better by S&P or Moody's, (iv) money market mutual funds having assets in excess of $2,000,000,000, (v) investments in asset-backed or mortgage-backed securities, including investments in collateralized, adjustable rate mortgage securities and those mortgage-backed securities which are rated at least AA by S&P or Aa by Moody's or are of comparable quality at the time of investment, and (vi) banker's acceptances maturing not more than one year from the date of origin issued by a bank or trust company organized or licensed under the laws of the United States or any state or territory thereof and having a capital, surplus and undivided profits aggregating at least $500,000,000, and rated A or better by S&P or Moody's.

                  "CDOR Rate" shall mean, on any date, the annual rate of interest which is the rate based on an average rate applicable to C$ bankers' acceptances for a term of 30 days (in the case of the definition of "C$ Prime Rate") appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to C$ bankers' acceptances quoted by The Bank of Nova Scotia as of 10:00 a.m. (Toronto time), on such date, or if such date is not a Business Day, then on the immediately preceding Business Day.

                  "Change in Control" shall mean, (i) the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of Cendant Corporation on a fully diluted basis at any time or (ii) at any time, individuals who constituted the Board of Directors of Cendant Corporation on the Closing Date (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Cendant Corporation, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Cendant Corporation or (iii) Cendant Corporation shall cease to own, directly or through wholly-owned Subsidiaries, all of the capital stock of the Borrower, free and clear of any direct or indirect Liens.

                  "Chase" shall mean The Chase Manhattan Bank, a New York banking corporation.

                  "Chase Canada" shall mean The Chase Manhattan Bank of Canada, a Canadian chartered bank.

                  "Closing Date" shall mean the date on which the conditions precedent to the effectiveness of this Agreement as set forth in
         Section 4.1 have been satisfied or waived, which shall in no event be later than March 8, 1999.

                  "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, or any successor provision thereto.

                  "commencement of the third stage of EMU" shall mean the date of commencement of the third stage of EMU or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

                  "Commitment" shall mean, (i) with respect to each Primary Lender, its Primary Commitment, (ii) with respect to each Pounds Sterling Lender, its Pounds Sterling Commitment and (iii) with respect to each Canadian Lender, its Canadian Commitment.

                  "Commitment Expiration Date" shall have the meaning assigned to such term in Section 2.24(a).

                  "Commitment Period" shall mean the period from and including the Closing Date to but not including the Maturity Date or such earlier date on which the Commitments shall have been terminated in accordance with the terms hereof.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.4 in the form of Exhibit E-3.

                  "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.4(d) in the form of Exhibit E-4.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), (a) in the case of a LIBOR Loan, the Margin and (b) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.4 in the form of Exhibit E-1.

                  "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.4.

                  "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.4. Each Competitive Loan shall be a LIBOR Competitive Loan or a Fixed Rate Loan.

                  "Competitive Note" shall have the meaning assigned to such term in Section 2.8.

                  "Consolidated Assets" shall mean, at any date of determination, the total assets of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the net income (loss) of the Borrower and its Consolidated Subsidiaries during such period determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which the Borrower or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries or the Person's assets are acquired by the Borrower or any of its Consolidated Subsidiaries, (iii) the income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of the income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary,
         (iv) any extraordinary after-tax gains and (v) any extraordinary pretax losses but only to the extent attributable to a write-down of financing costs relating to any existing and future indebtedness.

                  "Consolidated Net Worth" shall mean, at any date of determination, all amounts which would be included on a balance sheet of the Borrower and its Consolidated Subsidiaries under stockholders' equity as of such date in accordance with GAAP.

                  "Consolidated Subsidiaries" shall mean all Subsidiaries of the Borrower that are required to be consolidated with the Borrower for financial reporting purposes in accordance with GAAP.

                  "Contract Period" shall mean the term of a B/A selected by the Canadian Borrower in accordance with Section 2.25 commencing on the Borrowing Date, Rollover Date or date of refinancing pursuant to
         Section 2.6, as applicable, of such B/A and expiring on a Business Day which shall be either 30 days, 60 days, 90 days, 120 days or 180 days thereafter, provided that no Contract Period shall extend beyond the Maturity Date.

                  "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Creditor Acknowledgment and Agreement" shall have the meaning specified in Section 9.18.

                  "Currency" or "Currencies" shall mean the collective reference to Dollars and Available Foreign Currencies.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Discount Proceeds" shall mean, for any B/A, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the applicable Borrowing Date or Rollover Date by multiplying:

                           (i)      the face amount of the B/A; by

                           (ii) the quotient of one divided by the sum of one plus the product of:

                  1. the Discount Rate (expressed as a decimal) applicable to such B/A, and

                  2. a fraction, the numerator of which is the Contract Period of the B/A and the denominator of which is 365, being the number of days in the applicable year, with such quotient being rounded up or down to the fifth decimal place and .000005 being rounded up.

                  "Discount Rate" shall mean, with respect to any Canadian Lender, as applicable to a B/A being purchased by such Canadian Lender on any day, the average (as determined by the Canadian Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 0.01%) quoted to The Bank of Nova Scotia as the percentage discount rate at which The Bank of Nova Scotia would, in accordance with its normal practices, at or about 10:00 a.m., Toronto time, on such day, be prepared to purchase Bankers' Acceptances accepted by The Bank of Nova Scotia having a face amount and term comparable to the face amount and term of such B/A.

                  "Dollar Equivalent Amount" shall mean with respect to (i) any amount of any Available Foreign Currency on any date, the equivalent amount in Dollars of such amount of Available Foreign Currency, as determined by the Administrative Agent using the applicable Exchange Rate and (ii) any amount in Dollars, such amount.

                  "Dollars" and "$" and "US$" shall mean lawful currency of the United States.

                  "Domestic Obligations" shall mean the obligation of the Borrower to make due and punctual payment of principal of, and interest on (including post-petition interest, whether or not allowed), the Loans, the Facility Fee, guarantee obligations in respect of the Canadian Obligations and all other monetary obligations of the Borrower to the Administrative Agent or any Lender under this Agreement, the Notes or the Fundamental Documents or with respect to any Interest Rate Protection Agreements entered into between the Borrower or any of its Subsidiaries and any Lender.

                  "EMU" shall mean economic and monetary union as contemplated in the Treaty on European Union.

                  "EMU legislation" shall mean legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.

                  "Environmental Laws" shall mean any and all federal, provincial, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. ss.ss. 1201 et seq., the Comprehensive

         Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Occupational Safety and Health Act as amended, 29 U.S.C. ss. 655 and ss. 657, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

                  "Environmental Liabilities" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such Act may be amended, and the regulations promulgated thereunder.

                  "euro" shall mean the single currency of participating member states of the European Union.

                  "euro unit" shall mean the currency unit of the euro.

                  "Event of Default" shall have the meaning given such term in
         Article 7.

                  "Exchange Rate" shall mean, (i) with respect to any Available Foreign Currency other than Canadian Dollars on any date, the rate at which such Available Foreign Currency may be exchanged into Dollars, as set forth on such date on the relevant Reuters currency page at or about 11:00 A.M. New York City time on such date and (ii) with respect to Canadian Dollars, the spot rate at which Canadian Dollars may be exchanged into U.S. Dollars, as quoted by The Bank of Canada at approximately 12:00 noon, Toronto time, as set forth on the Reuters "BOFC" page. In the event that such rate does not appear on any such Reuters page, the "Exchange Rate" with respect to such Available Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such "Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Available Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Available Foreign Currency, for delivery two Business Days later; provided that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from three or more market makers for such Available Foreign Currency) as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).

                  "Extension Request" means each request by the Borrower made pursuant to Section 2.24 for the Lenders to extend the Maturity Date, which shall contain the information in respect of such extension specified in Exhibit G and shall be delivered to the Administrative Agent in writing.

                  "Facility Fee" shall have the meaning given such term in
         Section 2.7.

                  "Five Year Credit Agreement" shall mean the Five Year Competitive Advance and Revolving Credit Agreement, dated as of March 4, 1997, as amended or waived from time to time, among the Borrower, the lenders referred to therein, and Chase, as Administrative Agent.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "Fundamental Documents" shall mean this Agreement, any Revolving Credit Notes, any Competitive Notes, any Canadian Revolving Credit Notes, any Pounds Sterling Notes and any other ancillary documentation which is required to be, or is otherwise, executed by the Borrowers and delivered to the Administrative Agent in connection with this Agreement.

                  "GAAP" shall mean generally accepted accounting principles consistently applied (except for accounting changes in response to FASB releases or other authoritative pronouncements) provided, however, that all calculations made pursuant to Sections 6.7 and 6.8 and the related definitions shall have been computed based on such generally accepted accounting principles as are in effect on the date hereof.

                  "Governmental Authority" shall mean any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case, whether of the United States or Canada or foreign.

                  "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation or (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount (or portion thereof) of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder); provided that the amount of any Guaranty shall be limited to the extent necessary so that such amount does not exceed the value of the assets of such Person (as reflected on a consolidated balance sheet of such Person prepared in accordance with GAAP) to which any creditor or beneficiary of such Guaranty would have recourse. Notwithstanding the foregoing definition, the term "Guaranty" shall not include any direct or indirect obligation of a Person as a general partner of a general partnership or a joint venturer of a joint venture in respect of Indebtedness of such general partnership or joint venture, to the extent such Indebtedness is contractually non-recourse to the assets of such Person as a general partner or joint venturer (other than assets comprising the capital of such general partnership or joint venture).

                  "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined as such in any Environmental Law.

                  "Indebtedness" shall mean (i) all indebtedness, obligations and other liabilities of the Borrower and its Subsidiaries which are, at the date as of which Indebtedness is to be determined, includable as liabilities in a consolidated balance sheet of the Borrower and its Subsidiaries, other than (x) accounts payable and accrued expenses,
         (y) advances from clients obtained in the ordinary course of the relocation management services business of the Borrower and its Subsidiaries and (z) current and deferred income taxes and other similar liabilities, plus (ii) without duplicating any items included in Indebtedness pursuant to the foregoing clause (i), the maximum aggregate amount of all liabilities of the Borrower or any of its Subsidiaries under any Guaranty, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than the Borrower or one of its Subsidiaries and (iii) all other obligations or liabilities of the Borrower or any of its Subsidiaries in relation to the discharge of the obligations of any Person other than the Borrower or one of it Subsidiaries.

                  "Interest Payment Date" shall mean, with respect to any Borrowing, the last day of the Interest Period applicable thereto and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration or a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of a Borrowing with, or to, a Borrowing of a different Interest Rate Type.

                  "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or, subject to each Lender's approval, 12 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of
         (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is refinanced with a Borrowing of a different Interest Rate Type in accordance with Section 2.6 or is prepaid in accordance with Section 2.13, (c) as to any C$ Prime Rate Loan, the period commencing on the date of such Borrowing and ending on the earliest of (i) the last Business Day of the calendar month, (ii) the Maturity Date and (iii) the date such Borrowing is refinanced with a Borrowing of a different Interest Rate Type in accordance with Section 2.6 or is prepaid in accordance with Section 2.13, and (d) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided that with respect to Loans made by an Objecting Lender, no Interest Period with respect to such Objecting Lender's Loans shall end after such Objecting Lender's Commitment Expiration Date; and provided, further, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period with respect to any LIBOR Borrowing or Fixed Rate Borrowing may be selected which would result in the aggregate amount of LIBOR Loans and Fixed Rate Loans having Interest Periods ending after any day on which a Commitment reduction is scheduled to occur being in excess of the Total Commitment scheduled to be in effect after such date. Interest shall accrue from, and including, the first day of an Interest Period to, but excluding, the last day of such Interest Period.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

                  "Interest Rate Type" when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes of US Loans, "Rate" shall include LIBOR, the Alternate Base Rate and the Fixed Rate, and for purposes of Canadian Revolving Credit Loans, shall include the C$ Prime Rate and the rate implicit in the Discount Rate.

                  "Lender and "Lenders" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to Section 9.3(b).

                  "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any such Lender's LIBOR Loans, Fixed Rate Loans or ABR Loans or C$ Prime Rate Loans or Bankers' Acceptances, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's LIBOR Loans, Fixed Rate Loans or ABR Loans or C$ Prime Rate Loans or Bankers' Acceptances are made, as notified to the Administrative Agent and the Canadian Agent from time to time.

                  "LIBOR" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the rate at which deposits in Dollars or the applicable Available Foreign Currency, as the case may be, approximately equal in principal amount to (a) in the case of a Revolving Credit Borrowing, Chase's portion of such LIBOR Borrowing and (b) in the case of a Competitive Borrowing, a principal amount that would have been Chase's portion of such Competitive Borrowing had such Competitive Borrowing been a Revolving Credit Borrowing, and for a maturity comparable to such Interest Period, are offered to the principal London office of Chase in immediately available funds in the London Interbank Market (or such other interbank eurocurrency market where the foreign currency and exchange operations in respect of Dollars or such applicable Available Foreign Currency, as the case may be, are then being conducted for delivery on the first day of such Interest Period) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of U.K. Pounds Sterling, on the first day of such Interest Period).

                  "LIBOR Borrowing" shall mean a Borrowing comprised of LIBOR Loans.

                  "LIBOR Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article 2.

                  "LIBOR Loan" shall mean any LIBOR Competitive Loan or LIBOR Revolving Credit Loan.

                  "LIBOR Revolving Credit Loan" shall mean any Loan (other than a Competitive Loan) bearing interest at a rate determined by reference to LIBOR in accordance with the provisions of Article 2.

                  "LIBOR Spread" shall mean, at any date or any period of determination, the LIBOR Spread that would be in effect on such date or during such period pursuant to the chart set forth in Section 2.22 based on the rating of the Borrower's senior unsecured long-term debt.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "Loan" shall mean a Competitive Loan or a Revolving Credit Loan, whether made as a LIBOR Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby, or a Canadian Revolving Credit Loan, whether made as a C$ Prime Rate Loan or a B/A, as permitted hereby.

                  "Margin" shall mean, as to any LIBOR Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to four decimal places) to be added to, or subtracted from, LIBOR in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Margin Stock" shall be as defined in Regulation U of the Board.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

                  "Material Subsidiary" shall mean any Subsidiary of the Borrower which together with its Subsidiaries at the time of determination had assets constituting 10% or more of Consolidated Assets, accounts for 10% or more of Consolidated Net Worth, or accounts for 10% or more of the revenues of the Borrower and its Consolidated Subsidiaries for the Rolling Period immediately preceding the date of determination.

                  "Maturity Date" shall mean March __, 2000 or such later date as shall be determined pursuant to the provisions of Section 2.24 with respect to non-Objecting Lenders.

                  "Merger" shall mean the merger of HFS Incorporated into CUC International Inc. with CUC International Inc. as the surviving entity and changing its name to Cendant Corporation.

                  "Moody's" shall mean Moody's Investors Service Inc.

                  "Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

                  "national currency unit " shall mean the unit of currency (other than a euro unit) of a participating member state.

                  "non-Objecting Lender" shall mean any Lender that is not an Objecting Lender.

                  "Notes" shall mean the Competitive Notes and the Revolving Credit Notes and the Canadian Revolving Credit Notes and the Pounds Sterling Notes.

                  "Notice of Canadian Borrowing" shall have the meaning assigned to such term in Section 2.5(b).

                  "Notice of Rollover" shall mean a written notice to the Canadian Agent substantially in the form attached hereto as Exhibit J.

                  "Objecting Lender" shall mean any Lender that does not consent to the extension of the Maturity Date pursuant to Section 2.24.

                  "Obligations" shall mean the collective reference to the Domestic Obligations and the Canadian Obligations.

                  "Original Closing Date" shall mean March 4, 1997.

                  "Participant" shall have the meaning assigned to such term in
         Section 9.3(g).

                  "participating member state " shall mean each state so described in any EMU legislation.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Encumbrances" shall mean Liens permitted under
         Section 6.5.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean an employee pension benefit plan described in Section 3(2) of ERISA, other than a Multiemployer Plan.

                  "Pounds Sterling Borrowing" shall mean a Borrowing consisting of simultaneous Pounds Sterling Loans from each of the Pounds Sterling Lenders.

                  "Pounds Sterling Commitment" shall mean, with respect to each Lender, its commitment to make Pounds Sterling Loans to the Borrower pursuant to Section 2.1(c), in an aggregate Dollar Equivalent Amount not to exceed at any time the amount set forth opposite such Lender's name under the heading "Pounds Sterling Commitment" on or in (i)
         Schedule 1.1A hereto, (ii) any applicable Assignment and Acceptance to which it may be a party, and/or (iii) any agreement delivered pursuant to Section 2.24(d), as the case may be, as such Lender's Pounds Sterling Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.12 or 2.24 or Article 7 or changed pursuant to Section 9.3. The Pounds Sterling Commitments shall automatically and permanently terminate on the earlier of (a) the Maturity Date or (b) the date of termination in whole pursuant to
         Section 2.12 or Article 7.

                  "Pounds Sterling Lender" shall mean each Lender which has a Pounds Sterling Commitment or which has extended a Pounds Sterling Loan.

                  "Pounds Sterling Loan" shall have the meaning assigned to such term in Section 2.1(c).

                  "Pounds Sterling Note" shall have the meaning assigned to such term in Section 2.8.

                  "Primary Borrowing" shall mean a Borrowing consisting of simultaneous Primary Loans from each of the Primary Lenders.

                  "Primary Commitment" shall mean, with respect to each Lender, its commitment to make Primary Loans to the Borrower pursuant to
         Section 2.1(a), in an aggregate amount not to exceed at any time the amount set forth opposite such Lender's name under the heading "Primary Commitment" on or in (i) Schedule 1.1A hereto, (ii) any applicable Assignment and Acceptance to which it may be a party, and/or (iii) any agreement delivered pursuant to Section 2.24(d), as the case may be, as such Lender's Primary Commitment may be permanently terminated or reduced from time to time pursuant to
         Section 2.12 or 2.24 or Article 7 or changed pursuant to Section 9.3. The Primary Commitments shall automatically and permanently terminate on the earlier of (a) the Maturity Date or (b) the date of termination in whole pursuant to Section 2.12 or Article 7.

                  "Primary Lender" shall mean each Lender which has a Primary Commitment or which has extended a Primary Loan.

                  "Primary Loan" shall mean any Loan made by any Primary Lender pursuant to Section 2.1(a).

                  "Pro Forma Balance Sheet" shall have the meaning assigned to such term in Section 3.4.

                  "Pro Forma Basis" shall mean, in connection with any transaction for which a determination on a Pro Forma Basis is required to be made hereunder, that such determination shall be made (i) after giving effect to any issuance of Indebtedness, any acquisition, any disposition or any other transaction (as applicable) and (ii) assuming that the issuance of Indebtedness, acquisition, disposition or other transaction and, if applicable, the application of any proceeds therefrom, occurred at the beginning of the most recent Rolling Period ending at least thirty (30) days prior to the date on which such issuance of Indebtedness, acquisition, disposition or other transaction occurred.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

                  "Required Lenders" shall mean at any time, Lenders holding Commitments representing (in Dollar amounts) 51% or more of the Primary Commitment, except that (i) for purposes of determining the Lenders entitled to declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable pursuant to Article 7 and
         (ii) at all times after the termination of the Total Commitment in its entirety, "Required Lenders" shall mean Lenders holding 51% or more of the aggregate principal amount of the Loans at the time outstanding.

                  "Revolving Credit Borrowing" shall mean a Borrowing consisting of simultaneous Revolving Credit Loans from each of the Primary Lenders or Pounds Sterling Lenders, as the case may be.

                  "Revolving Credit Borrowing Request" shall mean a request made pursuant to Section 2.5 in the form of Exhibit F.

                  "Revolving Credit Loans" shall mean the Loans made by the Primary or Pounds Sterling Lenders to the Borrower pursuant to a notice given by the Borrower under Section 2.5(a). Each Revolving Credit Loan shall be a LIBOR Revolving Credit Loan or an ABR Loan.

                  "Revolving Credit Note" shall have the meaning assigned to such term in Section 2.8.

                  "Rolling Period" shall mean with respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

                  "Rollover Date" shall mean any Business Day specified in a Notice of Rollover pursuant to Section 2.25 as the date of issue of a B/A in respect of any maturing B/As.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

                  "Special Purpose Vehicle Subsidiary" shall mean PHH Caribbean Leasing, Inc. and any Subsidiary engaged in the fleet-leasing management business which (i) is, at any one time, a party to one or more lease agreements with only one lessee and (ii) finances, at any one time, its investment in lease agreements or vehicles with only one lender, which lender may be the Borrower if and to the extent that such loans and/or advances by the Borrower are not prohibited hereby.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent or any Lender is subject, for Eurocurrency Liabilities (as defined in Regulation D of the Board) (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which LIBOR is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such LIBOR Loans). Such reserve percentages shall include those imposed under Regulation D of the Board. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D of the Board. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Supermajority Lenders" shall mean Lenders which have Commitments representing at least 75% of the aggregate Dollar amount of the Primary Commitments.

                  "Target Operating Day" shall mean any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

                  "Total Commitment" shall mean, at any time, the aggregate amount of the Lenders' Commitments as in effect at such time.

                  "Treaty on European Union" shall mean the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  "United States" shall mean the United States of America.

                  "US Lenders" shall mean the Lenders other than the Canadian Lenders.

                  "US Loans" shall mean Loans other than Canadian Loans.

                  "Working Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and in New York, New York.

2.  THE LOANS

                  SECTION 2.1. Commitments.

                  (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Primary Lender agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower in Dollars, at any time and from time to time on and after the Original Closing Date and until the earlier of the Maturity Date and the termination of the Primary Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Primary Lender's Primary Commitment minus the sum of such Primary Lender's pro rata share of the aggregate principal Dollar Equivalent Amount of the Pounds Sterling Loans and Canadian Loans made by such Lender plus the outstanding Dollar Equivalent Amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Lender's Commitment pursuant to Section 2.18, subject, however, to the condition that at no time shall (i) the sum of (A) the outstanding aggregate principal amount of all Revolving Credit Loans made by all Primary Lenders plus the outstanding aggregate principal Dollar Equivalent Amount of all Competitive Loans, Pounds Sterling Loans and Canadian Revolving Credit Loans made by the Lenders exceed (ii) the Total Commitment. During the Commitment Period, the Borrower may use the Primary Commitments of the Primary Lenders by borrowing, prepaying the Primary Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Canadian Lender agrees, severally and not jointly, to make revolving credit loans (each, a "Canadian Revolving Credit Loan") to the Canadian Borrower in Canadian Dollars, at any time and from time to time on and after the Original Closing Date and until the earliest of (i) the Maturity Date, (ii) such date on which the Borrower shall fail to own, directly or indirectly, beneficially and of record, all of the capital stock of the Canadian Borrower and (iii) the termination of the Canadian Commitment of such Canadian Lender, in an aggregate principal amount at any time outstanding not to exceed such Canadian Lender's Canadian Commitment minus the sum of such Canadian Lender's pro rata share of the outstanding Dollar Equivalent Amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Canadian Lender's Commitment pursuant to Section 2.18, subject, however, to the conditions that (a) at no time shall (i) the sum of (A) the outstanding aggregate principal Dollar Equivalent Amount of all Canadian Revolving Credit Loans made by all Canadian Lenders plus the outstanding aggregate principal Dollar Equivalent Amount of all Primary Loans, Pounds Sterling Loans and Competitive Loans made by the

Lenders exceed (ii) the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Canadian Revolving Credit Loans made by each Canadian Lender shall equal the product of (i) the percentage that its Canadian Commitment represents of the aggregate Canadian Commitment times (ii) the outstanding aggregate principal amount of all Canadian Revolving Credit Loans. During the Commitment Period, the Canadian Borrower may use the Canadian Commitments of the Canadian Lenders by borrowing, prepaying the Canadian Revolving Credit Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

                  (c) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Pounds Sterling Lender agrees, severally and not jointly, to make revolving credit loans (each, a "Pounds Sterling Loan") to the Borrower in U.K. Pounds Sterling, at any time and from time to time on and after the Original Closing Date and until the earlier of the Maturity Date and the termination of the Pounds Sterling Commitment of such Pounds Sterling Lender, in an aggregate principal amount at any time outstanding not to exceed such Pounds Sterling Lender's Pounds Sterling Commitment minus the sum of such Pounds Sterling Lender's pro rata share of the outstanding Dollar Equivalent Amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Pounds Sterling Lender's Commitment pursuant to Section 2.18, subject, however, to the conditions that (a) at no time shall (i) the sum of (A) the outstanding aggregate principal Dollar Equivalent Amount of all Pounds Sterling Loans made by all Pounds Sterling Lenders plus the outstanding aggregate principal Dollar Equivalent Amount of all Primary Loans, Canadian Revolving Credit Loans and Competitive Loans made by the Lenders exceed (ii) the Total Commitment and (b) at all times the outstanding aggregate principal amount of all Pounds Sterling Loans made by each Pounds Sterling Lender shall equal the product of (i) the percentage that its Pounds Sterling Commitment represents of the aggregate Pounds Sterling Commitment times (ii) the outstanding aggregate principal amount of all Pounds Sterling Loans. During the Commitment Period, the Pounds Sterling Borrower may use the Pounds Sterling Commitments of the Pounds Sterling Lenders by borrowing, prepaying the Pounds Sterling Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

                  (d) The Commitments of the Lenders may be terminated or reduced from time to time pursuant to Section 2.12 or Article 7.

                  SECTION 2.2. Loans.

                  (a) Each Primary Loan, Pounds Sterling Loan or Canadian Revolving Credit Loan, as the case may be, shall be made as part of a Borrowing from the Primary Lenders, Pounds Sterling Lenders or the Canadian Lenders, as the case may be, ratably in accordance with their respective applicable Commitments; provided that the failure of any Primary Lender, Pounds Sterling Lender or Canadian Lender, as the case may be, to make any Primary Loan, Pounds Sterling Loan or Canadian Revolving Credit Loan, as the case may be, shall not in itself relieve any other Primary Lender, Pounds Sterling Loan or Canadian Lender, as the case may be, of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender); and provided, further, that (I) each Pounds Sterling Loan made by a Pounds Sterling Lender shall reduce the Primary Commitment and Canadian Commitment of such Lender by the principal amount of such Pounds Sterling Loan and (II) each Canadian Loan shall reduce the Primary Commitment and Pounds Sterling Commitment of such Lender by the principal amount of such Canadian Loan. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.4. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans and LIBOR Loans, in an aggregate principal Dollar Equivalent Amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) in the case of ABR Loans, in an aggregate principal amount that is an integral multiple of $500,000 and not less than $5,000,000 (or if less, an aggregate principal amount equal to the remaining balance of the available Total Commitment). Each Borrowing of Canadian Revolving Credit Loans shall be in an amount equal to (A) in the case of C$ Prime Rate Loans, C$1,000,000 or a whole multiple of C$500,000 in excess thereof (or, if the then available Total Commitments or Canadian Commitments are less than C$500,000, such lesser amount) and (B) in the case of B/As, C$2,500,000 or a whole multiple of C$100,000 in excess thereof.

                  (b) Each Competitive Borrowing shall be comprised entirely of LIBOR Competitive Loans or Fixed Rate Loans, each Primary Borrowing shall be comprised entirely of LIBOR Revolving Credit Loans or ABR Loans, as the Borrower may request pursuant to Section 2.4 or 2.5, as applicable, each Canadian Borrowing shall be comprised entirely of C$ Prime Rate Loans or B/As, as the Canadian Borrower may request pursuant to Section 2.5 and each Pounds Sterling Borrowing shall be comprised entirely of LIBOR Revolving Credit Loans. Each US Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such US Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Interest Rate Type may be outstanding at the same time; provided that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than twenty (20) separate Loans (other than Competitive Loans) of any Lender being outstanding hereunder at any one time. For purposes of the calculation required by the immediately preceding sentence, LIBOR Revolving Credit Loans having different Interest Periods or having been made in different Currencies, regardless of whether they commence on the same date, shall be considered separate Loans and all Loans of a single Interest Rate Type made on a single date shall be considered a single Loan if such Loans have a common Interest Period.

                  (c) (i) Subject to Section 2.6, each US Lender shall make each Loan to be made by it hereunder on the proposed date thereof by making funds available at the office of the Administrative Agent specified in Section 9.1 for credit to PHH Corporation Clearing Account, Account No. 323-5-11260 (Reference: PHH Corporation Credit Agreement dated as of March 4, 1997) or as otherwise directed by the Administrative Agent no later than 1:00 P.M. New York City time in the case of Loans other than ABR Loans, and 4:00 P.M. New York
City time in the case of ABR Loans, in each case, in immediately available funds. Upon receipt of the funds to be made available by the US Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds by depositing them into an account of the Borrower maintained with the Administrative Agent. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.4 in the amounts so accepted and Primary Loans and Pounds Sterling Loans shall be made by all the Primary Lenders or Pounds Sterling Lenders, as the case may be, pro rata in accordance with Section 2.1 and this Section 2.2.

                  (ii) Subject to Section 2.6, each Canadian Lender shall make each Canadian Loan to be made by it hereunder on the proposed date thereof by making funds available to the Canadian Agent at Royal Bank of Canada Swift Code ROYCCAT2, for credit to PHH Vehicle Management Services Inc. Clearing Account, Account No. 219-247-4 (Reference: PHH Vehicle Management Services Inc. Credit Agreement dated as of March 4, 1997) no later than 4:00 P.M. Toronto time in the case of Canadian Loans (other than C$ Prime Rate Loans) and 1:00 P.M. Toronto time in the case of C$ Prime Rate Loans, in each case, in immediately available funds. Upon receipt of the funds to be made available by the Canadian Lenders to fund any Canadian Borrowing hereunder, the Canadian Agent shall disburse such funds by depositing them into an account of the Canadian Borrower maintained with the Canadian Agent. Canadian Revolving Credit Loans shall be made by all the Canadian Lenders pro rata in accordance with Section 2.1 and this Section 2.2.

                  (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.3.  Use of Proceeds.

                    The proceeds of the Loans shall be used for working capital and general corporate purposes.

                  SECTION 2.4.  Competitive Bid Procedure.

                  (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit E-1, to be received by the Administrative Agent (i) in the case of a LIBOR Competitive Borrowing, not later than 2:00 p.m., New York City time, four Working Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 2:00 p.m., New York City time, one Business Day before a proposed Competitive Borrowing. Each Competitive Bid Request shall specify the requested Currency. No ABR Loan, C$ Prime Rate Loan or Bankers' Acceptance shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit E-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopier. Such request for Competitive Bids shall in each case refer to this Agreement and specify (i) whether the Borrowing then being requested is to be a LIBOR Borrowing or a Fixed Rate Borrowing, (ii) the date of such Borrowing (which shall be a Business Day in the case of a Fixed Rate Borrowing and a Working Day in the case of a LIBOR Competitive Borrowing) and the aggregate principal Dollar Equivalent Amount thereof, which shall be in a minimum principal Dollar Equivalent

Amount of $10,000,000 and in an integral multiple of $5,000,000, and (iii) the Interest Period with respect thereto (which may not end after the Maturity
Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit E-2) the Lenders to bid, on the terms and subject to the conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

                  (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit E-3, (i) in the case of a LIBOR Competitive Borrowing, not later than 9:30 a.m., New York City time, three Working Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple Competitive Bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit E-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal Dollar Equivalent Amount (which shall be in a minimum principal Dollar Equivalent Amount of $10,000,000 and in an integral multiple of $5,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the applicable Lender is willing to make to the Borrower, (ii) the Competitive Bid Rate or Rates at which such Lender is prepared to make such Competitive Loan or Loans and (iii) the Interest Period or Interest Periods with respect thereto. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent via telecopier (i) in the case of LIBOR Competitive Loans, not later than 9:30 a.m., New York City time, three Working Days before a proposed Competitive Borrowing and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such proposed Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph
(b) shall be irrevocable.

                  (c) The Administrative Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate or Rates and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each Competitive Bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.4.

                  (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, promptly confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter whether and to what extent it has decided to accept or reject any or all of the Competitive Bids referred to in paragraph (c) above, (i) in the case of a LIBOR Competitive Borrowing, not later than 10:30 a.m., New York City time, three Working Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided that (A) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the Competitive Bids referred to in paragraph
(c) above, (B) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (D) if the Borrower shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Competitive Bids shall cause the total amount of Competitive Bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted at lower Competitive Bid Rates with respect to such Competitive Bid Request (it being understood that acceptance in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate), (E) except pursuant to clause (D) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal Dollar Equivalent Amount of $10,000,000 and an integral multiple of $5,000,000 and (F) the Borrower may not accept Competitive Bids for Competitive Loans in any Currency other than the Currency specified in the related Competitive Bid Request; and provided, further, that if a Competitive Loan must be in an amount less than the Dollar Equivalent Amount of $10,000,000 because of the provisions of clause (D) above, such Competitive Loan shall be in a minimum principal Dollar Equivalent Amount of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (D), the amounts shall be rounded to integral multiples of $1,000,000 in a manner that shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender whether its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted in the applicable Currency.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above. Canadian Lenders shall not be permitted to extend Competitive Loans.

                  (g) All notices required by this Section 2.4 shall be given in accordance with Section 9.1.

                  SECTION 2.5.  Revolving Credit Borrowing Procedure.

                  (a) In order to effect a Revolving Credit Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a Borrowing notice in the form of Exhibit F (a) in the case of a Borrowing of a LIBOR Revolving Credit Loan, not later than 2:00 p.m., New York City time, three Working Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan or LIBOR Competitive Loan shall be requested or made pursuant to a Revolving Credit Borrowing Request. Such notice shall be irrevocable and shall in each case specify (a) whether the Borrowing then being requested is to be a Borrowing of a LIBOR Revolving Credit Loan or an ABR Borrowing, (b) the date of such Revolving Credit Borrowing (which shall be a Working Day) and the amount thereof, (c) if such Borrowing is to be a Borrowing of LIBOR Revolving Credit Loans, the Interest Period with respect thereto and (d) whether such Borrowing is to be made in Dollars or U.K. Pounds Sterling. If no election as to the Interest Rate Type of a Revolving Credit Borrowing is specified in any such notice, then the requested Revolving Credit Borrowing shall be an ABR Borrowing. Pounds Sterling Loans shall be a Borrowing of LIBOR Revolving Credit Loans. If no Interest Period with respect to any Borrowing of LIBOR Revolving Credit Loans is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this
Section 2.5 of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing in the case of Primary Loans and a LIBOR Revolving Credit Loan with an Interest Period of one month's duration in the case of a Pounds Sterling Loan. The Administrative Agent shall promptly advise the Primary or Pounds Sterling Lenders, as the case may be, of any notice given pursuant to this Section 2.5 and of each such Lender's portion of the requested Borrowing.

                  (b) The Canadian Borrower may borrow under the Canadian Commitments of the Canadian Lenders during the Commitment Period on any Business Day, provided that the Canadian Borrower shall give the Canadian Agent (and the Administrative Agent) irrevocable notice (a "Notice of Canadian Borrowing") (which notice must be received by the Canadian Agent prior to (a) 2:00 p.m., Toronto time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Canadian Revolving Credit Loans are to be initially B/As or (b) 2:00 p.m., Toronto time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of C$ Prime Rate Loans or B/As or a combination thereof and (iv) if the borrowing is to be entirely or partially of B/As, the respective amounts and lengths of the initial Contract Period thereof. Upon receipt of any such notice from the Canadian Borrower, the Canadian Agent shall promptly notify each Canadian Lender thereof.

                  SECTION 2.6.  Refinancings.

                  Each of the Borrowers may refinance all or any part of any Borrowing made by it with a Borrowing of the same or a different Interest Rate Type made pursuant to Section 2.4 (in the case of the Borrower) or pursuant to a notice under Section 2.5, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including, in the case of the Borrower, refinancings of Competitive Borrowings with Revolving Credit Borrowings in Dollars and Revolving Credit Borrowings in Dollars with Competitive Borrowings; provided that (i) a Borrowing by way of B/As may be refinanced only on the last day of the relevant Contract Period and (ii) on any partial refinancing from a C$ Prime Rate Loan, or B/A, not less than C$500,000 shall remain as Borrowings by way of C$ Prime Rate Loan or B/A, as applicable and; provided, further, that at any time after the occurrence, and during the continuation, of a Default or an Event of Default, (i) a Revolving Credit Borrowing of Dollars or portion thereof may only be refinanced with an ABR Borrowing and (ii) C$ Revolving Credit Loans may not be refinanced with a B/A. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.8 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the applicable Lenders to the Applicable Agent or by the Applicable Agent to the Applicable Borrower pursuant to Section 2.2(c); provided that (a) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Applicable Agent for distribution to the Lenders described in clause (b) below, (b) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Applicable Agent shall return the difference to such Lender out of amounts received pursuant to clause (a) above, and (c) to the extent any Lender fails to pay the Applicable Agent amounts due from it pursuant to clause
(a) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.8 and, to the extent of such failure, the Applicable Borrower shall pay such amount to the Applicable Agent as required by Section 2.10; and (d) to the extent the Applicable Borrower fails to pay to the Applicable Agent any amounts due in accordance with Section
2.8 as a result of the failure of a Lender to pay the Applicable Agent any amounts due as described in clause (c) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Lender which has failed to pay the Applicable Agent amounts due from it pursuant to clause (a) above to the full extent of such Lender's portion of such Loan.

                  SECTION 2.7.  Fees.

                  a) The Borrower agrees to pay to each Primary Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31, and on the date on which the Primary Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee",) at the rate per annum from time to time in effect in accordance with Section 2.22, on the amount of the Primary Commitment of such Lender, whether used or unused, during the preceding quarter (or shorter period commencing with the Original Closing Date, or ending with the Maturity Date or any date on which the Primary Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Primary Lender shall commence to accrue on the Original Closing Date, shall be payable in arrears and shall cease to accrue on the earlier of the Maturity Date and the termination of the Primary Commitment of such Lender as provided herein.

                  (b) The Borrower agrees to pay the Administrative Agent, for its own account, the fees at the times and in the amounts provided for in the letter agreement dated February __, 1999 among the Borrower, Chase and Chase Securities Inc.

                  (c) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the fees shall be refundable under any circumstances.

                  SECTION 2.8.  Repayment of Loans; Evidence of Debt.

                  (a) (i) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Article 7); provided that the Revolving Credit Loans made by Objecting Lenders shall be repaid as provided in Section 2.24. The Borrower hereby further agrees to pay to the Administrative Agent interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

                  (ii) The Canadian Borrower hereby unconditionally promises to pay to the Canadian Agent (with notice to the Administrative Agent) for the account of each Canadian Lender the then unpaid principal amount of each Canadian Revolving Credit Loan of such Canadian Lender on the Maturity Date (or such earlier date on which the Canadian Revolving Credit Loans become due and payable pursuant to Article 7 or such earlier date on which the Borrower shall fail to own, directly or indirectly, beneficially and of record, all of the capital stock of the Canadian Borrower); provided that the Canadian Revolving Credit Loans made by Objecting Lenders shall be repaid as provided in Section
2.25. The Canadian Borrower hereby further agrees to pay to the Canadian Agent (with notice to the Administrative Agent) interest on the unpaid principal amount of the Canadian Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

                  (b) The Borrower unconditionally promises to pay to the Administrative Agent, for the account of each Lender that makes a Competitive Loan, on the last day of the Interest Period applicable to such Competitive Loan, the principal amount of such Competitive Loan. The Borrower further unconditionally promises to pay interest on each such Competitive Loan for the period from and including the date of Borrowing of such Competitive Loan on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and payable as specified in, Section 2.9.

                  (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower and the Canadian Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (d) The Administrative Agent shall maintain the Register pursuant to Section 9.3(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Interest Rate Type thereof and each Interest Period or Contract Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender or the Canadian Agent hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower or the Canadian Borrower, as the case may be, and each Lender's share thereof.

                  (e) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (f) The Borrower agrees that, upon the request to the Administrative Agent by any Primary Lender, the Borrower will execute and deliver to such Primary Lender a promissory note of the Borrower evidencing the Primary Loans of such Primary Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Revolving Credit Note").

                  (g) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Competitive Loans of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date, principal amount and Currency (a "Competitive Note").

                  (h) The Canadian Borrower agrees that, upon the request to the Canadian Agent by any Canadian Lender, the Canadian Borrower will execute and deliver to such Canadian Lender a promissory note of the Canadian Borrower evidencing the Canadian Revolving Credit Loans of such Canadian Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (a "Canadian Revolving Credit Note").

                  (i) The Borrower agrees that, upon the request of the Administrative Agent by any Pounds Sterling Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Pounds Sterling Loans of such Pounds Sterling Lender, substantially in the form of Exhibit A-4 with appropriate insertions as to date and principal amount ("Pounds Sterling Note").

                  SECTION 2.9.  Interest on Loans.

                  (a) (i) Subject to the provisions of Section 2.10, the Loans comprising each LIBOR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or 365 days in the case of a Pounds Sterling Loan) at a rate per annum equal to (i) in the case of each LIBOR Revolving Credit Loan, LIBOR for the Interest Period in effect for such Borrowing plus the applicable LIBOR Spread from time to time in effect and
(ii) in the case of each LIBOR Competitive Loan, LIBOR for the Interest Period in effect for such Borrowing plus or minus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.4. Interest on each LIBOR Borrowing shall be payable on each applicable Interest Payment Date.

                  (ii) Subject to the provisions of Section 2.10, the Loans comprising each B/A Borrowing shall be subject to an Acceptance Fee (computed on the basis of the actual number of days elapsed over a year of 365 days) calculated and payable at a rate per annum equal to the applicable B/A Spread from time to time in effect payable as set forth in Section 2.25(f).

                  (b) (i) Subject to the provisions of Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the applicable margin therefor from time to time in effect in accordance with
Section 2.22.

                  (ii) Subject to the provisions of Section 2.10, the Loans comprising each C$ Prime Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the C$ Prime Rate plus the applicable margin therefor from time to time in effect in accordance with
Section 2.22.

                  (c) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.4.

                  (d) Interest on each Loan (other than in the case of a B/A, which shall be payable in accordance with Section 2.25) shall be payable in arrears on each Interest Payment Date applicable to such Loan. The LIBOR or the Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Administrative Agent, the C$ Prime Rate for each Interest Period or day within an Interest Period shall be determined by the Canadian Agent, and, in each case, such determination shall be conclusive absent manifest error.

                  (e) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder or in connection herewith is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

                  (f) If any provision of any Fundamental Document would oblige the Canadian Borrower to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

                  (i) first, by reducing the amount or rate of interest required to be paid to the affected Canadian Lender under Section 2.9 or 2.10; and

                  (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Canadian Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

                  SECTION 2.10. Interest on Overdue Amounts.

                  If either Borrower shall default in the payment of the principal of, or interest on, any Loan or any other amount becoming due hereunder, the Applicable Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum computed on the basis of the actual number of days elapsed over a year of 365 days in the case of B/As and 365 or 366 days, as applicable, in the case of amounts bearing interest determined by reference to the Prime Rate or the C$ Prime Rate and a year of 360 days in all other cases, equal to (a) in the case of the remainder of the then current Interest Period or Contract Period, as the case may be, for any LIBOR Loan or Fixed Rate Loan or B/A, the rate applicable to such Loan under Section 2.9 plus 2% per annum and (b) in the case of any other amount, the rate that would at the time be applicable to an ABR Loan if such other amount is payable in US$ or to a C$ Prime Rate Loan if such other amount is payable in C$, in each case, under
Section 2.9 plus 2% per annum.

                  SECTION 2.11. Alternate Rate of Interest.

                  In the event the Administrative Agent shall have determined that deposits in Dollars or the applicable Available Foreign Currency in the amount of the requested principal amount of any LIBOR Loan are not generally available in the London Interbank Market (or such other interbank eurocurrency market where the foreign currency and exchange operations in respect of Dollars or such applicable Available Foreign Currency, as the case may be, are then being conducted for delivery on the first day of such Interest Period), or that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its portion of such LIBOR Loans during such Interest Period, or that reasonable means do not exist for ascertaining LIBOR, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopier notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have determined that circumstances giving rise to such notice no longer exist, (a) any request by the Borrower for a LIBOR Competitive Borrowing pursuant to
Section 2.4 shall be of no force and effect and shall be denied by the Administrative Agent and (b) any request by the Borrower for a LIBOR Borrowing pursuant to Section 2.5 shall be deemed to be a request for an ABR Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.12. Termination and Reduction of Commitments.

                  (a) (i) The Commitments of all of the Lenders shall be automatically terminated on the Maturity Date.

                  (ii) The Canadian Commitments of all of the Canadian Lenders shall be automatically terminated on such date on which the Borrower shall fail to own, directly or indirectly, beneficially and of record, all of the capital stock of the Canadian Borrower.

                  (b) Subject to Section 2.13(b), upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent (which shall promptly notify each Lender), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided that (i) each partial reduction shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) the Borrower shall not be entitled to make any such termination or reduction that would reduce a type of Commitment to an amount less than the sum of the aggregate outstanding principal Dollar Equivalent Amount of the related Loans.

                           (c) Each reduction in a type of Commitment hereunder shall be made ratably among the applicable Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders on the date of each termination or reduction in a type of Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

                  SECTION 2.13. Prepayment of Loans.

                  (a) (i) Prior to the Maturity Date, the Borrower shall have the right at any time to prepay any Revolving Credit Borrowing, in whole or in part, subject to the requirements of Section 2.17 but otherwise without premium or penalty, upon prior written or telecopy notice to the Administrative Agent (which shall promptly notify each Lender) before 2:00 p.m. New York City time of at least one Business Day in the case of an ABR Loan and of at least three Working Days in the case of a LIBOR Loan; provided that each such partial prepayment shall be in a minimum aggregate principal Dollar Equivalent Amount of $1,000,000 or a whole multiple in excess thereof. The Borrower shall not have the right to prepay any Competitive Borrowing without the consent of the relevant Lender.

                  (ii) Prior to the Maturity Date, the Canadian Borrower shall have the right at any time to prepay any C$ Prime Rate Loan, in whole or in part, without premium or penalty, upon prior written or telecopy notice to the Canadian Agent before 2:00 p.m. Toronto time of at least three Business Days; provided that each such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000 or a whole multiple in excess thereof. The Borrower shall not have the right to optionally prepay any B/As.

                  (b) (i) On any date when the sum of the Dollar Equivalent Amount of the aggregate outstanding Loans (after giving effect to any Borrowings effected on such date) exceeds the Total Commitment, the Borrower shall make a mandatory prepayment of the Loans in such amount as may be necessary so that the Dollar Equivalent Amount of the aggregate amount of outstanding Loans after giving effect to such prepayment does not exceed the Total Commitment then in effect. Any prepayments required by this paragraph shall be applied to outstanding ABR Loans and C$ Prime Rate Loans up to the full amount thereof before they are applied to outstanding LIBOR Loans or B/A's.

                  (ii) If at any date the sum of the Dollar Equivalent Amount of the Canadian Revolving Credit Loans exceeds 105% (or 110% to the extent such Canadian Loans consist of B/As' for which the remaining Contract Period as of such date is less than 60 days), of the Canadian Commitments (including at any time after any reduction of the Canadian Commitments pursuant to Section 2.12), the Canadian Agent may promptly notify the Canadian Borrower, and the next Business Day after such notification, the Canadian Borrower shall make a payment in the amount of such excess. Any such payment shall be applied first, to payment of the C$ Prime Rate Loans and second, to cash collateralize any outstanding B/As on terms satisfactory to the Canadian Agent acting reasonably.

                  (iii) If at any date the sum of the Dollar Equivalent Amount of the Pounds Sterling Loans exceeds 105% (or 110% to the extent such Pounds Sterling Loans consist of LIBOR Loans for which the remaining Interest Period as of such date is less than 2 calendar months) of the Pounds Sterling Commitments (including at any time after any reduction of the Pounds Sterling Commitments pursuant to Section 2.12), the Administrative Agent may promptly notify the Borrower, and the next Business Day after such notification, the Borrower shall make a payment in the amount of such excess, which payment shall be applied to reduce the outstanding Pounds Sterling Loans.

                  (c) Each notice of prepayment pursuant to this Section 2.13 shall specify the specific Borrowing(s), the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Applicable Borrower to prepay such Borrowing(s) by the amount stated therein. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and any amounts due pursuant to Section 2.17.

                  SECTION 2.14. Eurocurrency Reserve Costs.

                  The Borrower shall pay to the Administrative Agent for the account of each Lender, so long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of, or including, Eurocurrency Liabilities (as defined in Regulation D of the Board) (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which LIBOR is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such LIBOR Loans), additional interest on the unpaid principal amount of each LIBOR Loan made to the Borrower by such Lender, from the date of such Loan until such Loan is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Loan to the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by multiplying LIBOR as referred to in clause (i) above by the Statutory Reserves of such Lender for such Interest Period, provided that with respect to Pounds Sterling Loans such additional interest shall be calculated as specified on Schedule 2.14. Such additional interest shall be determined by such Lender and notified to the Borrower (with a copy to the Administrative Agent) not later than five Business Days before the next Interest Payment Date for such Loan, and such additional interest so notified to the Borrower by any Lender shall be payable to the Administrative Agent for the account of such Lender on each Interest Payment Date for such Loan.

                  SECTION 2.15. Reserve Requirements; Change in Circumstances.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in Applicable Law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Loan, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any Loan made by such Lender or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or its applicable Lending Office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment, or other governmental charge that would not have been imposed but for the failure of any Lender to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, or (iii) shall impose on any Lender or eurocurrency market any other condition affecting this Agreement or any Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material, then the Borrowers shall pay such additional amount or amounts as will compensate such Lender for such increase or reduction to such Lender upon demand by such Lender.

                  (b) If, after the date of this Agreement, any Lender shall have determined in good faith that the adoption after the date hereof of or any change after the date hereof in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender (or its holding company) could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies or the policies of its holding company, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, the Borrower shall pay to the Administrative Agent for the account of such Lender (or its holding company) such additional amount or amounts as will compensate such Lender for such reduction upon demand by such Lender.

                  (c) A certificate of a Lender setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and (ii) the calculation of such amount or amounts referred to in the preceding clause
(i), shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent for the account of such Lender the amount shown as due on any such certificate within 10 Business Days after its receipt of the same.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period or Contract Period shall not constitute a waiver of such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other Interest Period or Contract Period. The protection of this
Section 2.15 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.

                  (e) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost under this Section 2.15,
Section 2.16 or Section 2.21 or (ii) would require the Borrower to pay an increased amount under this Section 2.15, Section 2.16 or Section 2.21, it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans would be materially reduced, or any inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans pursuant to this Section 2.15, Section 2.16 or Section
2.21 would be materially reduced or the taxes or other amounts otherwise payable under this Section 2.15, Section 2.16 or Section 2.21 would be materially reduced, and if, as determined by such Lender, in its sole reasonable discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans.

                  (f) In the event any Lender shall have delivered to the Borrower a notice that LIBOR Loans or B/As are no longer available from such Lender pursuant to Section 2.16, that amounts are due to such Lender pursuant to paragraph (c) above, that any of the events designated in paragraph (e) above have occurred or that a Lender shall not be rated at least BBB by S&P and Baa2 by Moody's, the Borrower may (but subject in any such case to the payments required by Section 2.17), provided that there shall exist no Default or Event of Default, upon at least five Business Days' prior written or telecopier notice to such Lender and the Administrative Agent, but not more than 30 days after receipt of notice from such Lender, identify to the Administrative Agent a lending institution reasonably acceptable to the Administrative Agent which will purchase the Commitment, the amount of outstanding Loans from the Lender providing such notice and such Lender shall thereupon assign its Commitment, any Loans owing to such Lender and the Notes held by such Lender to such replacement lending institution pursuant to Section 9.3. Such notice shall specify an effective date for such assignment and at the time thereof, the Borrower shall pay all accrued interest, Facility Fees and all other amounts (including without limitation all amounts payable under this Section and Sections 2.21, 9.4 and 9.5) owing hereunder to such Lender as at such effective date for such assignment.

                  SECTION 2.16. Change in Legality.

                  (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or B/A or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower or the Canadian Borrower, as applicable and to the Administrative Agent and the Canadian Agent, as applicable, such Lender may:

                  (i) declare that LIBOR Loans or B/As will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for LIBOR Competitive Loans and the Borrower and the Canadian Borrower shall be prohibited from requesting LIBOR Revolving Credit Loans or B/As from such Lender hereunder unless such declaration is subsequently withdrawn; and

                  (ii) require that all outstanding LIBOR Loans (in Dollars) or B/As made by it be converted to ABR Loans or C$ Prime Rate Loans, respectively, in which event (A) all such LIBOR Loans or B/As shall be automatically converted to ABR Loans or C$ Prime Rate Loans, respectively, as of the effective date of such notice as provided in Section

         2.16(b) and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans or B/As shall instead be applied to repay the ABR Loans or C$ Prime Rate Loans, as the case may be resulting from the conversion of such LIBOR Loans or B/As.

                  (b) For purposes of this Section 2.16, a notice to the Borrower or the Canadian Borrower, as the case may be, by any Lender pursuant to Section 2.16(a) shall be effective on the date of receipt thereof by the Borrower or the Canadian Borrower, as the case may be.

                  SECTION 2.17. Reimbursement of Lenders.

                  (a) The Borrower or the Canadian Borrower, as the case may be, shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) by any prepayment (for any reason, including any refinancing) of any LIBOR or Fixed Rate Loan or B/A if such Loan is repaid other than on the last day of the applicable Interest Period or Contract Period, as the case may be, for such Loan or (ii) in the event that after the Borrower or the Canadian Borrower, as the case may be delivers a notice of borrowing under Section 2.5 in respect of LIBOR Revolving Credit Loans or a Competitive Bid Accept/Reject Letter under Section 2.4(d) or B/A, pursuant to which it has accepted Competitive Bids of one or more of the Lenders, the applicable Loan is not made on the first day of the Interest Period specified by the Borrower or the Canadian Borrower, as the case may be for any reason other than (I) a suspension or limitation under Section
2.16 of the right of the Borrower or the Canadian Borrower, as the case may be, to select a LIBOR Loan or B/A or (II) a breach by a Lender of its obligations hereunder. In the case of such failure to borrow, such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount not borrowed, at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.9, for the period from the date of such failure to borrow to the last day of the Interest Period or Contract Period, as the case may be for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount realized by such Lender in reemploying the funds not advanced during the period referred to above. In the case of a payment other than on the last day of the Interest Period or Contract Period, as the case may be for a Loan, such loss shall be the amount as the excess, if any, of
(A) the amount of interest which would have accrued on the amount so paid at a rate of interest equal to the interest rate applicable to such Loan pursuant to
Section 2.9, for the period from the date of such payment to the last day of the then current Interest Period or Contract Period, as the case may be for such Loan, over (B) an amount equal to the product of (x) the amount of the Loan so paid times (y) the current daily yield on U.S. Treasury Securities or Canadian Treasury Securities, as the case may be (at such date of determination) with maturities approximately equal to the remaining Interest Period or Contract Period, as the case may be for such Loan times (z) the number of days remaining in the Interest Period or Contract Period, as the case may be for such Loan. Each Lender shall deliver to the Borrower or the Canadian Borrower, as the case may be from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower or the Canadian Borrower, as the case may be, shall pay to the Administrative Agent or the Canadian

Agent, as the case may be for the account of each Lender the amount shown as due on any certificate within thirty (30) days after its receipt of the same.

                  (b) In the event the Borrower or the Canadian Borrower, as the case may be, fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.13(a), the Borrower or the Canadian Borrower, as the case may be, on demand by any Lender shall pay to the Administrative Agent or the Canadian Agent, as the case may be for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrower or the Canadian Borrower, as the case may be, and the Administrative Agent or the Canadian Agent, as the case may be, from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error.

                  SECTION 2.18. Pro Rata Treatment.

                  Except as permitted under Sections 2.14, 2.15(c), 2.15(f), 2.16, 2.17 and 2.24, (i) each Primary Borrowing, each reduction of the aggregate Primary Commitments and each refinancing of any Borrowing with, or conversion of any Borrowing to, a Primary Borrowing, or continuation of any Borrowing as a Primary Borrowing, shall be allocated pro rata among the Primary Lenders in accordance with their respective Primary Commitments (or, if such Primary Commitments shall have expired or been terminated, in accordance with the respective principal amount of their Primary Loans) and each payment or prepayment of principal of any Primary Borrowing and each payment of interest on the Primary Loans shall be allocated pro rata in accordance with the respective principal amount of the Primary Loans then held by the Primary Lenders, (ii) each Pounds Sterling Borrowing, each reduction of the aggregate Pounds Sterling Commitments and each refinancing of any Borrowing with, or conversion of any Borrowing to, a Pounds Sterling Borrowing, or continuation of any Borrowing as a Pounds Sterling Borrowing, shall be allocated pro rata among the Pounds Sterling Lenders in accordance with their respective Pounds Sterling Commitments (or, if such Pounds Sterling Commitments shall have expired or been terminated, in accordance with the respective principal amount of their outstanding Pounds Sterling Loans) and each payment or prepayment of principal of any Pounds Sterling Borrowing and each payment of interest on the Pounds Sterling Loans shall be allocated pro rata in accordance with the respective principal amount of the Pounds Sterling Loans then held by the Pounds Sterling Lenders and (iii) each Canadian Borrowing, each reduction of the aggregate Canadian Commitments and each refinancing of any Canadian Borrowing, or continuation of any Borrowing as a Canadian Borrowing, shall be allocated pro rata among the Canadian Lenders in accordance with their respective Canadian Commitments (or, if such Canadian Commitments shall have expired or been terminated, in accordance with the respective principal amount of their outstanding Canadian Revolving Credit Loans) and each payment or prepayment of principal of any Canadian Borrowing and each payment of interest on the Canadian Loans shall be allocated pro rata in accordance with the respective principal amount of the Canadian Loans then held by the Canadian Lenders. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders that shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing computed in accordance with Section 2.1, to the next higher or lower whole Dollar amount.

                  SECTION 2.19. Right of Setoff.

                  If any Event of Default shall have occurred and be continuing and any Lender shall have requested the Administrative Agent to declare the Loans immediately due and payable pursuant to Article 7, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender and any other indebtedness at any time owing by such Lender to, or for the credit or the account of, each Borrower, against any of and all the obligations now or hereafter existing under this Agreement and the Loans held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Loans and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Applicable Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 2.19 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have and are subject to the provisions of Section 8.2.

                  SECTION 2.20. Manner of Payments.

                  (a) All payments by the Borrower hereunder and under the Notes shall be made in Dollars or other applicable Currency in immediately available funds at the office of the Administrative Agent's Agent Bank Services Department, One Chase Manhattan Plaza, New York, New York 10081, Attention:
Maggie Swales, for credit to PHH Corporation Clearing Account, Account No. 323-5-11260 (Reference: PHH Corporation Credit Agreement dated March 4, 1997) or as otherwise directed by the Borrower (with the consent of the Administrative Agent, which consent shall not be unreasonably withheld) no later than 4:30 p.m., New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to, but excluding, the date on which such Loan is paid or refinanced with a Loan of a different Interest Rate Type.

                  (b) All payments by the Canadian Borrower hereunder and under the Canadian Revolving Credit Notes shall be made in Canadian Dollars in immediately available funds at

Royal Bank of Canada Swift Code ROYCCAT2 for credit to PHH Vehicle Management Services Inc. Clearing Account, Account No. 219-247-4 Reference: PHH Vehicle Management Services Inc. Credit Agreement dated March 4, 1997) no later than 4:30 p.m., Toronto time, on the date on which such payment shall be due. Interest in respect of any Canadian Revolving Credit Loan hereunder shall accrue from and including the date of such Canadian Revolving Credit Loan to, but excluding, the date on which such Canadian Revolving Credit Loan is paid or refinanced with a Canadian Revolving Credit Loan of a different Interest Rate Type.

                  SECTION 2.21. Withholding Taxes.

                  (a) Prior to the date of the initial Loans hereunder, and from time to time thereafter if requested by either of the Borrowers or the Applicable Agent or required because, as a result of a change in Applicable Law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States or Canada, in the case of a Canadian Lender, shall provide, if applicable, the Applicable Agents and the Borrowers with complete, accurate and duly executed forms or other statements prescribed by a Governmental Authority certifying such Lender's exemption, if any, from, or entitlement to a reduced rate, if any, of, withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under the Notes.

                  (b) The Borrowers and the Applicable Agents shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments hereunder or under the Notes, if and to the extent that the Borrowers or the Applicable Agents in good faith determine that such deduction or withholding is required by Applicable Law, including, without limitation, any applicable treaty. In the event either of the Borrowers or the Applicable Agents shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event either of the Borrowers or the Applicable Agents shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by the Lenders from whom the taxes were deducted or withheld; and (iii) shall forward to such Lenders any receipt for such payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless either of the Borrowers and the Applicable Agents have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Applicable Agents may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender.

                  (c) Each Lender agrees (i) that as between it and either of the Borrowers or the Applicable Agents, it shall be the Person to deduct and withhold taxes, and to the extent required by law it shall deduct and withhold taxes, on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Agreement to such other Person(s) pursuant to paragraph (g) of Section 9.3 and (ii) to indemnify the Borrowers and the Applicable Agents and any of their officers, directors, agents, or employees against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by Applicable Law with respect to amounts described in clause (i) of this paragraph (c).

                  (d) Each assignee of a Lender's interest in this Agreement in conformity with Section 9.3 shall be bound by this Section 2.21, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.21.

                  (e) In the event that any withholding taxes shall become payable as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date (as defined below) in respect of any sum payable hereunder or under any other Fundamental Document to any Lender or either of the Applicable Agents (i) the sum payable by either of the Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.21) such Lender or the Applicable Agents (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Applicable Borrower shall make such deductions and (iii) the Applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. For purposes of this Section 2.21, the term "Initial Date" shall mean (i) in the case of the Applicable Agents, the date hereof, (ii) in the case of each Lender as of the date hereof, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

                  SECTION 2.22. Certain Pricing Adjustments.

                           The Facility Fee and the applicable LIBOR Spread and B/A Spread in effect from time to time shall be determined in accordance with the following table:

                                                              Applicable
 S&P/Moody's Rating Equivalent                               LIBOR Spread
    of the Borrower's senior       Facility Fee             And B/A Spread
    unsecured long-term debt     (in Basis Points)        (in Basis Points)
    ------------------------     -----------------        -----------------
A/A2 or better                          8.0                      29.5
A-/A3                                  10.0                      40.0
BBB+/Baa1                              12.5                      50.0
BBB/Baa2                               15.0                      60.0
BBB-/Baa3                              17.5                      70.0
BB+/Ba1 or worse                       32.5                     117.5

                  In the event the S&P rating on the Borrower's senior unsecured long-term debt is not equivalent to the Moody's rating on such debt, the lower rating will determine the Facility Fee and applicable LIBOR Spread and B/A Spread. In the event that the Borrower's senior unsecured long-term debt is rated by only one of S&P and Moody's (for any reason, including if S&P or Moody's shall cease to be in the business of rating corporate debt obligations) or if the rating system of either S&P or Moody's shall change, then an amendment shall be negotiated in good faith (and shall be effective only upon approval by the Borrower and the Supermajority Lenders) to the references to specific ratings in the table above to reflect such changed rating system or the unavailability of ratings from such rating agency (including an amendment to provide for the substitution of an equivalent or successor ratings agency). In the event that the Borrower's senior unsecured long-term debt is not rated by either S&P or Moody's, then the Facility Fee and the applicable LIBOR Spread and B/A Spread shall be deemed to be calculated as if the lowest rating category set forth above applied. Any increase in the Facility Fee or the applicable LIBOR Spread and B/A Spread determined in accordance with the foregoing table shall become effective on the date of announcement or publication by the Borrower or either such rating agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by the Borrower to either of such rating agencies not to rate its senior unsecured long-term debt or on the date either of such rating agencies announces it shall no longer rate the Borrower's senior unsecured long-term debt. Any decrease in the Facility Fee or applicable LIBOR Spread and B/A Spread shall be effective on the date of announcement or publication by either of such rating agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating. The applicable margin for ABR Loans and C$ Prime Rate Loans shall be 1% less than the applicable LIBOR Spread (but not less than 0%), including as the LIBOR Spread may be increased pursuant to the next paragraph.

                  In addition, on each day on which the Borrower's commercial paper is rated A2 or lower by S&P or P2 or lower by Moody's or is not rated by each of S&P and Moody's, the applicable LIBOR Spread and B/A Spread shall be increased by .25% per annum. If the rating system with respect to commercial paper of either S&P or Moody's shall change, then an amendment shall be negotiated in good faith (and shall be effective only upon approval by the Borrower and the Supermajority Lenders) to reflect such changed rating system. Any decrease in the Borrower's commercial paper rating shall be deemed to become effective for purposes of this Section 2.22 on the date of announcement or publication by the Borrower or either such rating agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by the Borrower to either of such rating agencies not to rate its commercial paper or on the date either of such rating agencies announces it shall no longer rate the Borrower's commercial paper. Any increase in the Borrower's commercial paper rating shall be deemed to be effective for purposes of this Section 2.22 on the date of announcement or publication by either of such rating agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating.

                  SECTION 2.23. [Intentionally Deleted.]

                  SECTION 2.24. Extension of Maturity Date. (a) Not less than 60 days and not more than 90 days prior to the Maturity Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Borrower may request an extension of the Maturity Date then in effect by submitting to the Administrative Agent an Extension Request containing the information in respect of such extension specified in Exhibit H, which the Administrative Agent shall promptly furnish to each Lender. Each Lender shall, not less than 30 days and not more than 60 days prior to such Maturity Date then in effect, notify the Borrower and the Administrative Agent of its election to grant or not to grant the extension as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Lender of its willingness to extend the Maturity Date shall be revocable by such Lender in its sole and absolute discretion at any time prior to the date which is 30 days prior to such Maturity Date then in effect. If the Supermajority Lenders shall approve in writing the extension of the Maturity Date requested in such Extension Request, the Maturity Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this Section 2.24 shall be for a maximum of 364 days and (ii) the Commitment of any Lender which does not consent in writing to such extension not less than 30 days and not more than 60 days prior to such Maturity Date then in effect (an "Objecting Lender") shall, unless earlier terminated in accordance with this Agreement, expire on the Maturity Date in effect on the date of such Extension Request (such Maturity Date, if any, referred to as the "Commitment Expiration Date" with respect to such Objecting Lender). If not less than 30 days and not more than 60 days prior to such Maturity Date then in effect, the Supermajority Lenders shall not approve in writing the extension of the Maturity Date requested in an Extension Request, the Maturity Date shall not be extended pursuant to such Extension Request. The Administrative Agent shall promptly notify (y) the Lenders and the Borrower of any extension of the Maturity Date pursuant to this Section 2.24 and (z) the Borrower and any other Lender of any Lender which becomes an Objecting Lender.

                  (b) Loans (including any principal, interest, fees and other amounts due hereunder) owing to any Objecting Lender on the Commitment Expiration Date with respect to such Lender shall be repaid in full on or before such Commitment Expiration Date.

                  (c) The Borrower shall have the right, so long as no Event of Default has occurred and is then continuing, upon giving notice to the Administrative Agent and the Objecting Lender in accordance with Section 2.13, to prepay in full the Loans of the Objecting Lenders, together with accrued interest thereon, any amounts payable pursuant to Sections 2.9, 2.10, 2.14, 2.15, 2.17, 2.21, 9.4 and 9.5 and any accrued and unpaid Facility Fee or other amounts payable to it hereunder and/or, upon giving not less than three Business Days' notice to the Objecting Lenders and the Administrative Agent, to cancel in whole or in part the Commitments of the Objecting Lenders.

                  (d) The Borrower may, with the consent of the Administrative Agent, designate one or more financial institutions to act as a Lender hereunder in place of any Objecting Lender, and upon the execution of an agreement substantially in the form of Exhibit H by each such Objecting Lender (who hereby agrees to execute such agreement), such replacement financial institution and the Administrative Agent, such replacement financial institution shall become and be a Lender hereunder with all the rights and obligations it would have had if it had been named on the signature pages hereof, and having for all such financial institutions aggregate Commitments of no greater than the whole of the Commitment of the Objecting Lender in place of which such financial institutions were designated; provided that the Facility Fees, interest and other payments to the Lenders due hereunder shall accrue for the account of each such financial institution from the date of replacement pursuant to such agreement. The Administrative Agent shall notify the Lenders of the execution of any such agreement, the name of the financial institution executing such agreement and the amount of such financial institution's Commitment.

                  SECTION 2.25. Bankers' Acceptances. () Subject to the terms and conditions of this Agreement, the Canadian Borrower may request a Borrowing by presenting drafts for acceptance and purchase as B/As by the Canadian Lenders.

                  (b) No Contract Period with respect to a B/A shall extend beyond the Maturity Date.

                  (c) To facilitate availment of the Borrowings by way of B/As, the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of B/As substantially in the form of Exhibit I. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all B/As signed and/or endorsed on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower. Each Canadian Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Canadian Lender. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or wilful misconduct of the Canadian Lender or its officers, employees, agents or representatives. Each Canadian Lender shall maintain a record with respect to B/As (a) received by it from the Canadian Agent in blank hereunder, (b) voided by it for any reason, (c) accepted and purchased by it hereunder, and
(d) cancelled at their respective maturities. Each Canadian Lender further agrees to retain such records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Canadian Lender. Each Canadian Lender agrees to provide a copy of such records to the Canadian Borrower at the Canadian Borrower's expense upon request. On request by or on behalf of the Canadian Borrower, a Canadian Lender shall cancel all forms of B/A which have been pre-signed or pre-endorsed on behalf of the Canadian Borrower and which are held by the said Canadian Lender and are not required to be issued in accordance with the Canadian Borrower's irrevocable notice.

                  (d) Drafts of the Canadian Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.25. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any of the Canadian Lenders or the Canadian Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the Canadian Borrower.

                  (e) Promptly following receipt of a Notice of Canadian Borrowing or Notice of Rollover or notice of refinancing pursuant to Section
2.6 by way of B/As, the Canadian Agent shall so advise the Canadian Lenders and shall advise each Canadian Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Lenders). The aggregate face amount of the B/As to be accepted by a Canadian Lender shall be a whole multiple of C$100,000, and such face amount shall be in the Canadian Lenders pro rata portion of such Borrowing, provided that the Canadian Agent may in its sole discretion increase or reduce each Canadian Lender's portion of such Borrowing to the nearest C$100,000.

                  (f) Upon acceptance of a B/A by a Canadian Lender, such Canadian Lender shall purchase, or arrange the purchase of, each B/A from the Canadian Borrower at the Discount Rate for such Canadian Lender applicable to such B/A accepted by it and provide to the Canadian Agent the Discount Proceeds for the account of the Canadian Borrower. The Acceptance Fee payable by the Canadian Borrower to a Canadian Lender under Section 2.9 in respect of each B/A accepted by such Canadian Lender shall be set off against the Discount Proceeds payable by such Canadian Lender under this Section 2.25.

                  (g) Each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

                  (h) With respect to each Borrowing which is outstanding hereunder by way of B/As, at or before 11:00 a.m. two Business Days before the maturity date of such B/As, the Canadian Borrower shall notify the Canadian Agent at the Canadian Agent's address set forth in Section 9.1 by irrevocable telephone notice, followed by a Notice of Rollover on the same day, if the Canadian Borrower intends to issue B/As on such maturity date to provide for the payment of such maturing B/As. If the Canadian Borrower fails to notify the Canadian Agent of its intention to issue B/As on such maturity date, the Canadian Borrower shall provide payment to the Canadian Agent on behalf of the Canadian Lenders of an amount equal to the aggregate face amount of such B/As on the maturity date of such B/As. If the Canadian Borrower fails to make such payment, such maturing B/As shall be deemed to have been converted on their maturity date into a C$ Prime Rate Loan in an amount equal to the face amount of such B/As and the Canadian Borrower shall on demand pay any penalties that may have been incurred by the Canadian Agent and any Canadian Lender due to the failure of the Canadian Borrower to make such payment.

                  (i) The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such B/A being held, at the maturity thereof, by such Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Canadian Lender as holder sues the Canadian Borrower on the B/A for payment of the amount payable by the Canadian Borrower thereunder. On the specified maturity date of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the Canadian Borrower shall pay the Canadian Lender that has accepted and purchased such B/A the full face amount of such B/A and after such payment, the Canadian Borrower shall have no further liability in respect of such B/A and such Canadian Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

                  (j) If a Canadian Lender grants a participation in a portion of its rights under this Agreement to a Participant, then in respect of any Borrowing by way of Bankers' Acceptances, a portion thereof may, at the option of such Canadian Lender, be by way of Bankers' Acceptance accepted by such Participant. In such event, the Canadian Borrower shall upon request of the Canadian Agent or the Canadian Lender granting the participation execute and deliver a form of Bankers' Acceptance undertaking in favor of such Participant for delivery to such Participant.

                  SECTION 2.26. Guarantee. (a) To induce the Agents and the Lenders to execute and deliver this Agreement and to make or maintain the Canadian Loans hereunder, and in consideration thereof, the Borrower hereby unconditionally and irrevocably guarantees to the Agents, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Canadian Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Canadian Obligations, and the Borrower further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Agents or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section
2.26. The guarantee contained in this Section 2.26, subject to Section 2.26(e), shall remain in full force and effect until the Canadian Obligations are paid in full and the Canadian Commitments are terminated, notwithstanding that from time to time prior thereto the Canadian Borrower may be free from any Canadian Obligations.

                  (b) Notwithstanding any payment or payments made by the Borrower hereunder or any set-off or application of funds of the Borrower by any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Agents or any Lender against the Canadian

Borrower or any collateral security or guarantee or right of offset held by any Lender for the payment of the Canadian Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from the Canadian Borrower in respect of payments made by the Borrower hereunder, until all amounts owing to the Agents and the Lenders by the Canadian Borrower on account of the Canadian Obligations are paid in full and the Canadian Commitments are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of the Canadian Obligations shall not have been paid in full or the Canadian Commitments shall not have been terminated, such amount shall be held by the Borrower in trust for the Agents and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agents in the exact form received by the Borrower (duly endorsed by the Borrower to the Administrative Agent, if required), to be applied against the Canadian Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The Borrower hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Canadian Borrower or any other Person which may have arisen in connection with the guarantee contained in this Section 2.26.

                  (c) The Borrower shall remain obligated under this Section
2.26 notwithstanding that, without any reservation of rights against the Borrower, and without notice to or further assent by the Borrower, any demand for payment of or reduction in the principal amount of any of the Canadian Obligations made by either of the Agents or any Lender may be rescinded by either of the Agents or such Lender, and any of the Canadian Obligations continued, and the Canadian Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by either of the Agents or any Lender, and this Agreement, any other Fundamental Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by either of the Agents or any Lender for the payment of the Canadian Obligations may be sold, exchanged, waived, surrendered or released. Neither of the Agents nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Canadian Obligations or for the guarantee contained in this Section 2.26 or any property subject thereto.

                  (d) The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Canadian Obligations and notice of or proof of reliance by either of the Agents or any Lender upon the guarantee contained in this Section 2.26 or acceptance of the guarantee contained in this
Section 2.26; the Canadian Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.26; and all dealings between the Canadian Borrower or the Borrower, on the one hand, and the Agents and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.26. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Canadian Borrower or the Borrower with respect to the Canadian Obligations. The guarantee contained in this Section
2.26 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement, any other Fundamental Document, any of the Canadian Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by either of the Agents or any Lender, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower against either of the Agents or any Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Canadian Borrower or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Canadian Borrower for the Canadian Obligations, or of the Borrower under the guarantee contained in this
Section 2.26, in bankruptcy or in any other instance. When either of the Agents or any Lender is pursuing its rights and remedies under this Section 2.26 against the Borrower, either of the Agents or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Canadian Borrower or any other Person or against any collateral security or guarantee for the Canadian Obligations or any right of offset with respect thereto, and any failure by either of the Agents or any Lender to pursue such other rights or remedies or to collect any payments from the Canadian Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Canadian Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any liability under this Section 2.26, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents and the Lenders against the Borrower.

                  (e) The guarantee contained in this Section 2.26 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Canadian Obligations is rescinded or must otherwise be restored or returned by either of the Agents or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Canadian Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Canadian Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  (f) The Borrower hereby agrees that any payments in respect of the Canadian Obligations pursuant to this Section 2.26 will be paid to the Canadian Agent without setoff or counterclaim (other than a defense of payment or performance) in Dollars at the office of the Canadian Agent specified in
Section 9.1.

3. REPRESENTATIONS AND WARRANTIES OF BORROWER

                  In order to induce the Lenders to enter into this Agreement and to make the Loans, each of the Borrowers makes the following representations and warranties to the Administrative Agent, the Canadian Agent and the Lenders, all of which shall survive the execution and delivery of this Agreement, the issuance of the Notes and the making of the Loans:

                  SECTION 3.1.  Corporate Existence and Power.

                  The Borrower and its Subsidiaries have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation and are in good standing or have applied for authority to operate as a foreign corporation in all jurisdictions where the nature of their properties or business so requires it and where a failure to be in good standing as a foreign corporation would have a Material Adverse Effect. Each of the Borrowers has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Fundamental Documents and other documents contemplated hereby and to borrow hereunder.

                  SECTION 3.2. Corporate Authority and No Violation.

                  The execution, delivery and performance of this Agreement and the other Fundamental Documents and the borrowings hereunder (a) have been duly authorized by all necessary corporate action on the part of the Borrowers, (b) will not violate any provision of any Applicable Law applicable to the Borrower or any of its Subsidiaries or any of their respective properties or assets, (c) will not violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries, or any Contractual Obligation of the Borrower or any of its Subsidiaries, (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement, bond, note or instrument and (e) will not result in the creation or imposition of any Lien upon any property or assets of the Borrower or any of its Subsidiaries other than pursuant to this Agreement or any other Fundamental Document.

                  SECTION 3.3. Governmental and Other Approval and Consents.

                  No action, consent or approval of, or registration or filing with, or any other action by, any governmental agency, bureau, commission or court is required in connection with the execution, delivery and performance (including the making of borrowings) by the Borrowers of this Agreement or the other Fundamental Documents.

                  SECTION 3.4. Financial Statements of Borrower.

                  The (a) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of December 31, 1997 and December 31, 1998, and (b) unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 1998, in each case, together with the related unaudited statements of income, shareholders' equity and cash flows for the periods then ended fairly present the financial position of the Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with GAAP subject to normal year-end adjustments in the case of such quarterly financial statements.

                  SECTION 3.5. No Material Adverse Change.

                  Since December 31, 1997 there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole; provided that the foregoing representation is made solely as of the Closing Date.

                  SECTION 3.6. [Intentionally Deleted].

                  SECTION 3.7. Copyrights, Patents and Other Rights.

                  Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.8. Title to Properties.

                  Each of the Borrower and its Material Subsidiaries will have at the Closing Date good title or valid leasehold interests to each of the properties and assets reflected on the balance sheets referred to in Section 3.4, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and all such properties and assets will be free and clear of Liens, except Permitted Encumbrances.

                  SECTION 3.9. Litigation.

                  There are no lawsuits or other proceedings pending (including, but not limited to, matters relating to environmental liability), or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of its Subsidiaries or any of their respective properties, by or before any Governmental Authority or arbitrator, which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority, which default would have a Material Adverse Effect.

                  SECTION 3.10. Federal Reserve Regulations.

                  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, whether immediately, incidentally or ultimately, for any purpose violative of or inconsistent with any of the provisions of Regulation T, U or X of the Board.

                  SECTION 3.11. Investment Company Act.

                  Neither of the Borrowers is, nor will during the term of this Agreement be, (x) an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (y) subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act.

                  SECTION 3.12. Enforceability.

                  This Agreement and the other Fundamental Documents when executed will constitute legal, valid and enforceable obligations (as applicable) of the Borrowers (subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity).

                  SECTION 3.13. Taxes.

                  The Borrower and each of its Subsidiaries have filed or caused to be filed all federal, provincial, state and local tax returns which are required to be filed, and have paid or have caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except (a) as permitted by Section 5.4 or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.14. Compliance with ERISA.

                  Each of the Borrower and its Subsidiaries is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it and the applicable laws, rules and regulations of any jurisdiction applicable to Plans. Neither the Borrower nor any of its Subsidiaries has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No liability to the PBGC that is material to the Borrower and its Subsidiaries taken as a whole has been, or to the Borrower's best knowledge is reasonably expected to be, incurred with respect to the Plans and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. Neither the Borrower nor any of its Subsidiaries has engaged in a transaction which would result in the incurrence of a material liability under Section 4069 of ERISA. As of the Closing Date, neither the Borrower nor any of its Subsidiaries contributes to a Multiemployer Plan, and has not incurred any liability that would be material to the Borrower and its Subsidiaries taken as a whole on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan.

                  SECTION 3.15. Disclosure.

                  As of the Closing Date, neither this Agreement nor the Confidential Information Memorandum dated February 1999, at the time it was furnished, contained any untrue statement of a material fact or omitted to state a material fact, under the circumstances under which it was made, necessary in order to make the statements contained herein or therein not misleading. At the Closing Date, there is no fact known to the Borrowers which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.16. Environmental Liabilities.

                  Except with respect to any matters, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

4. CONDITIONS OF LENDING

                  SECTION 4.1. Conditions Precedent to Effectiveness.

                           The effectiveness of this Agreement is subject to
the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received this Agreement and each of the other Fundamental Documents, each executed and delivered by a duly authorized officer of each of the Borrowers party thereto.

                  (b) Corporate Documents for the Borrowers. The Administrative Agent shall have received, with copies for each of the Lenders, a certificate of the Secretary or Assistant Secretary of each of the Borrowers dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and by-laws of such Borrower as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Borrower authorizing the borrowings hereunder and the execution, delivery and performance in accordance with their respective terms of this Agreement and any other documents required or contemplated hereunder; and (C) as to the incumbency and specimen signature of each officer of such Borrower executing this Agreement or any other document delivered by it in connection herewith (such certificate to contain a certification by another officer of such Borrower as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (b)).

                  (c) Financial Statements. The Lenders shall have received the
         (i) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of and for the fiscal years ended December 31, 1997 and December 31, 1998 and (ii) unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries as of and for the nine-month period ended September 30, 1998.

                  (d) Opinions of Counsel. The Administrative Agent shall have received the favorable written opinions, dated the date hereof and addressed to the Agents and the Lenders, of in-house counsel of PHH Corporation, of Skadden, Arps, Slate, Meagher & Flom LLP and of Blake, Cassels & Graydon, substantially in the form of Exhibits B-1, B-2 and B-3 hereto respectively.

                  (e) No Material Adverse Change. The Administrative Agent shall be satisfied that no material adverse change shall have occurred with respect to the business, assets, operations or condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries, taken as a whole, since December 31, 1997.

                  (f) Payment of Fees. The Administrative Agent shall be satisfied that all amounts payable to the Arranger, the Agents and the other Lenders pursuant hereto or with regard to the transactions contemplated hereby have been or are simultaneously being paid.

                  (g) Closing Date Payments. The Borrower and the Lenders shall have made such payments among themselves on the Closing Date as directed by the Administrative Agent with the result that, after giving effect thereto, the outstanding Revolving Credit Loans, Canadian Revolving Credit Loans and Pounds Sterling Loans, if any, shall be held by the Lenders pro rata in accordance with their respective Primary Commitments, Canadian Commitments and Pounds Sterling Commitments. The Borrowers shall have paid to the Administrative Agent, for the account of the respective lenders under the Existing Credit Agreement, all unpaid fees and other amounts accrued under the Existing Credit Agreement to the Closing Date.

                  (h) Litigation. No litigation shall be pending or, to the Borrower's knowledge, threatened which would be likely to have a Material Adverse Effect, or which could reasonably be expected to materially adversely affect the ability of the Borrowers to fulfill their obligations hereunder or to otherwise materially impair the interests of the Lenders.

                  (i) Officer's Certificate. The Administrative Agent shall have received a certificate of the chief executive officer or chief financial officer or chief accounting officer of each of the Borrowers certifying, as of the Closing Date, compliance with the conditions set forth in paragraphs (b) and (c) of Section 4.2.

                  SECTION 4.2. Conditions Precedent to Each Loan.

                  The obligation of the Lenders to make each Loan, including the initial Loan hereunder, is subject to the following conditions precedent:

                  (a) Notice. The Administrative Agent and the Canadian Agent shall have received a notice with respect to such Borrowing as required by Article 2 hereof.

                  (b) Representations and Warranties. The representations and warranties set forth in Article 3 (other than those set forth in Section 3.5, which shall be deemed made only on the Closing Date) and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date; provided that this condition shall not apply to a Revolving Credit Borrowing which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.

                  (c) No Event of Default. On the date of each Borrowing hereunder, the Borrowers shall be in material compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing; provided that this condition shall not apply to a Revolving Credit Borrowing which is solely refinancing outstanding Revolving Credit Loans and which, after giving effect thereto, has not increased the aggregate amount of outstanding Revolving Credit Loans.

Each Borrowing shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section.

5. AFFIRMATIVE COVENANTS

                  For so long as the Commitments shall be in effect or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower agrees that, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to:

                  SECTION 5.1. Financial Statements, Reports, etc.

                  Deliver to each Lender:

                  (a) As soon as is practicable, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) either (A) consolidated statements of income (or operations) and consolidated statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, or (B) the Form 10K filed by the Borrower with the Securities and Exchange Commission and (ii) if not included in such Form 10K, an opinion of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial position and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements were prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods;

                  (b) As soon as is practicable, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, either (i) the Form 10-Q filed by the Borrower with the Securities and Exchange Commission or (ii) the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at the end of, and the related unaudited statements of income and cash flows for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as of the end of the preceding fiscal year, and for the corresponding period in the preceding fiscal year, in each case, together with a certificate (substantially in the form of Exhibit D) signed by the chief financial officer, the chief accounting officer or a vice president responsible for financial administration of the Borrower to the effect that such financial statements, while not examined by independent public accountants, reflect, in his opinion and in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries, as the case may be, as at the end of the fiscal quarter and the results of their operations for the quarter then ended in conformity with GAAP consistently applied, subject only to year-end and audit adjustments and to the absence of footnote disclosure;

                  (c) Together with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of the chief financial officer, chief accounting officer or a vice president responsible for financial administration of the Borrower, substantially in the form of Exhibit D hereto (i) stating whether or not the signer has knowledge of any Default or Event of Default and, if so, specifying each such Default or Event of Default of which the signer has knowledge and the nature thereof and (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.7 and 6.8;

                  (d) Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of the occurrence of any Default or Event of Default, a certificate of the president, chief financial officer or chief accounting officer of the Borrower specifying the nature and period of existence of such Default or Event of Default and what action the Borrower has taken, is taking and proposes to take with respect thereto; and

                  (e) Promptly upon any executive officer of the Borrower or any of its Subsidiaries obtaining knowledge of (i) the institution of any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower or any of its Subsidiaries or any of their assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in each case might reasonably be expected to have a Material Adverse Effect, prompt notice thereof and such other information as may be reasonably available to it (without waiver of any applicable evidentiary privilege) to enable the Lenders to evaluate such matters.

                  SECTION 5.2. Corporate Existence; Compliance with Statutes.

                  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and comply, except where failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, with all provisions of Applicable Law, and all applicable restrictions imposed by any Governmental Authority, and all state and provincial laws and regulations of similar import; provided that mergers, dissolutions and liquidations permitted under Section 6.4 shall be permitted.

                  SECTION 5.3. Insurance.

                  Maintain with good and reputable insurers insurance in such amounts and against such risks as are customarily insured against by companies in similar businesses; provided however, that (a) workmen's compensation insurance or similar coverage may be effected with respect to its operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction and (b) such insurance may contain self-insurance retention and deductible levels consistent as such insurance is usually carried by companies of established reputation and comparable size.

                           SECTION 5.4.  Taxes and Charges.

                  Duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all federal, state or local taxes, assessments, levies and other governmental charges, imposed upon the Borrower or any of its Subsidiaries or their respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid could reasonably be expected to result in a Material Adverse Effect; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary by the Borrower in accordance with GAAP; and provided, further, that the Borrower will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (unless the same is fully bonded or otherwise effectively stayed).

                  SECTION 5.5. ERISA Compliance and Reports.

                  Furnish to the Administrative Agent (a) as soon as possible, and in any event within 30 days after any executive officer (as defined in Regulation C under the Securities Act of 1933, as amended) of the Borrower knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower, setting forth details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the Borrower or any of its Subsidiaries of such Reportable Event with the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan has been or is proposed to be terminated in a "distress termination" (as defined in Section 4041(c) of ERISA), proceedings have been instituted to terminate a Plan or a Multiemployer Plan, a proceeding has been instituted to collect a delinquent contribution to a Plan or a Multiemployer Plan, or either the Borrower or any of its Subsidiaries will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063 or 4064 of ERISA or the withdrawal or partial withdrawal from a Multiemployer Plan under Section 4201 or 4204 of ERISA, a statement of the chief financial officer of the Borrower, setting forth details as to such event and the action it proposes to take with respect thereto, (b) promptly upon the reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan; provided that the Borrower shall not be required to notify the Administrative Agent of the occurrence of any of the events set forth in the preceding clauses (a) and
(c) unless such event, individually or in the aggregate, could reasonably be expected to result in a material liability to the Borrower and its Subsidiaries taken as a whole.

                  SECTION 5.6. Maintenance of and Access to Books and Records; Examinations.

                  Maintain or cause to be maintained at all times true and complete books and records of its financial operations (in accordance with GAAP) and, after the occurrence and during the continuance of an Event of Default (at a time during which Loans are outstanding), provide the Administrative Agent and its representatives access to all such books and records and to any of their properties or assets during regular business hours, in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts and records and may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the various reports delivered pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.

                  SECTION 5.7. Maintenance of Properties.

                  Keep its properties which are material to its business in good repair, working order and condition consistent with companies of established reputation and comparable size.

6. NEGATIVE COVENANTS

                  For so long as the Commitments shall be in effect or any amount shall remain outstanding under any Note or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower agrees that it will not, nor will it permit any of its Subsidiaries to, directly or indirectly:

                  SECTION 6.1. Limitation on Material Subsidiary Indebtedness.

                  Incur, assume or suffer to exist any Indebtedness of any Material Subsidiary which principally transacts business in the United States, except:

                  (a) Indebtedness in existence on the date hereof, or required to be incurred pursuant to a contractual obligation in existence on the date hereof, which in either case (to the extent not otherwise permitted by paragraphs (b)-(h) of this Section 6.1), is listed on
         Schedule 6.1 hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms or on terms not more adverse to the Lenders;

                  (b) purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 6.5(b);

                  (c) Indebtedness owing by any Material Subsidiary to the Borrower or any other Subsidiary;

                  (d) Indebtedness of any Material Subsidiary of the Borrower issued and outstanding prior to the date on which such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower); provided that immediately prior and on a Pro Forma Basis after giving effect to, such Person becoming a Subsidiary of the Borrower, no Default or Event of Default shall occur or then be continuing and the aggregate principal amount of such Indebtedness, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (e) and (f) below, shall not exceed $125,000,000;

                  (e) any renewal, extension or modification of Indebtedness under paragraph (d) above so long (i) as such renewal, extension or modification is effected on substantially the same terms or on terms which, in the aggregate, are not more adverse to the Lenders and (ii) the principal amount of such Indebtedness is not increased;

                  (f) other Indebtedness of any Material Subsidiary in an aggregate principal amount which, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs
         (d) and (e) above, does not exceed $125,000,000;

                  (g) Indebtedness of Special Purpose Vehicle Subsidiaries incurred to finance investment in lease agreements and vehicles by such Subsidiaries, so long as the lender (and any other party) in respect of such Indebtedness has recourse, if any, solely to the assets of such Special Purpose Vehicle Subsidiary;

                  (h) Indebtedness of any Asset Securitization Subsidiary incurred solely to finance asset securitization transactions as long as (i) such Indebtedness is unsecured or is secured solely as permitted by Section 6.5(n), and (ii) the lender (and any other party) in respect of such Indebtedness has recourse (other than customary limited recourse based on misrepresentations or failure of such assets to meet customary eligibility criteria), if any, solely to the assets securitized in the applicable asset securitization transaction and, if such Asset Securitization Subsidiary is of the type described in clause (i) of the definition of "Asset Securitization Subsidiary", the capital stock of such Asset Securitization Subsidiary; and

                  (i) Indebtedness consisting of the obligation to repurchase mortgages and related assets to the extent permitted by Section 6.12.

                  SECTION 6.2. [Intentionally deleted].

                  SECTION 6.3. Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or a wholly-owned Subsidiary of the Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  SECTION 6.4. Consolidation, Merger, Sale of Assets.

                           (a) Neither the Borrower nor any of its Material Subsidiaries (in one transaction or series of transactions) will wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, except any merger, consolidation, dissolution or liquidation (i) in which the Borrower is the surviving entity or if the Borrower is not a party to such transaction then a Subsidiary is the surviving entity, (ii) in which the surviving entity becomes a Subsidiary of the Borrower immediately upon the effectiveness of such merger, consolidation, dissolution or liquidation or (iii) in connection with a transaction permitted by
         Section 6.4(b); provided that immediately prior to and on a Pro Forma Basis after giving effect to such transaction no Default or Event of Default has occurred or is continuing.

                           (b) Sell or otherwise dispose of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole; provided that it is understood for purposes of clarity that this Section 6.4(b) shall not prohibit or limit in any respect transactions in the ordinary course of business of the Borrower or any of its Subsidiaries (including but not limited to asset securitization transactions entered into in the ordinary course of business).

                  SECTION 6.5. Limitations on Liens.

                  Suffer any Lien on the property of the Borrower or any of the Material Subsidiaries which principally transact business in the United States, except:

                  (a) deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds in the ordinary course of business, or statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens, in respect of liabilities which are not yet due or which are being contested in good faith, Liens for taxes not yet due and payable, and Liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed);

                  (b) purchase money Liens granted to the vendor or Person financing the acquisition of property, plant or equipment if (i) limited to the specific assets acquired and, in the case of tangible assets, other property which is an improvement to or is acquired for specific use in connection with such acquired property or which is real property being improved by such acquired property; (ii) the debt secured by such Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted; and (iii) such transaction does not otherwise violate this Agreement;

                  (c) Liens upon real and/or personal property, which property was acquired after the date of this Agreement (by purchase, construction or otherwise) by the Borrower or any of its Material Subsidiaries, each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided that no such Lien shall extend to or cover any property of the Borrower or such Material Subsidiary other than the respective property so acquired and improvements thereon;

                  (d) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings (i) shall not have been commenced (unless fully bonded or otherwise effectively stayed) or (ii) in any event shall be promptly fully bonded or otherwise effectively stayed);

                  (e) Liens created under any Fundamental Document as contemplated by this Agreement;

                  (f) Liens securing Indebtedness of any Material Subsidiary to the Borrower;

                  (g) Liens covering only the property or other assets of any Special Purpose Vehicle Subsidiary and securing only such Indebtedness of such Special Purpose Vehicle Subsidiary as is permitted by paragraph (g) of Section 6.1;

                  (h) mortgage liens existing on homes acquired by the Borrower or any of its Material Subsidiaries in the ordinary course of their relocation management business;

                  (i) other Liens incidental to the conduct of its business or the ownership of its property and other assets, which do not secure any Indebtedness and did not otherwise arise in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the aggregate, materially detract from the value of its property or other assets or materially impair the use thereof in the operation of its business;

                  (j) Liens covering only the property or other assets of any Subsidiary which principally transacts business outside of the United States;

                  (k) to the extent not otherwise permitted by this Section 6.5, Liens existing on the date hereof listed on Schedule 6.5 hereto and any extensions or renewals thereof;

                  (l) Liens securing indebtedness in respect of one or more asset securitization transactions, which indebtedness is not reported on a consolidated balance sheet of the Borrower and its Subsidiaries, covering only the assets securitized in the asset securitization transaction financed by such indebtedness and the capital stock of any special purpose vehicle the sole purpose of which is to effectuate such asset securitization transaction;

                  (m) other Liens securing obligations having an aggregate principal amount not to exceed $100,000,000;

                  (n) Liens securing Indebtedness and related obligations of an Asset Securitization Subsidiary in respect of one or more asset securitization transactions, which Indebtedness is reported on a consolidated balance sheet of the Borrower and its Subsidiaries, covering only the assets securitized in the asset securitization transaction financed by such Indebtedness and, if such Asset Securitization Subsidiary is of the type described in clause (i) of the definition of "Asset Securitization Subsidiary", the capital stock of such Asset Securitization Subsidiary; and

                  (o) Liens on mortgages and related assets securing obligations to repurchase such mortgages and related assets to the extent such obligations are permitted by Section 6.12.

                  SECTION 6.6. Sale and Leaseback.

                  Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions the Borrower or any of its Subsidiaries sells essentially all of its right, title and interest in a material asset and the Borrower or any of its Subsidiaries acquires or leases back the right to use such property except that the Borrower may enter into sale-leaseback transactions relating to assets not in excess of $100,000,000 in the aggregate on a cumulative basis.

                  SECTION 6.7. Consolidated Net Worth.

                  Permit Consolidated Net Worth on the last day of any fiscal quarter to be less than the sum of (i) $601,400,000 plus (ii) 25% of Consolidated Net Income, if positive, for each fiscal quarter after September 30, 1998.

                  SECTION 6.8. Ratio of Indebtedness To Consolidated Net Worth.

                  Permit, at any time, Indebtedness of the Borrower and its Subsidiaries less Cash Equivalents (owned by the Borrower or any of its Subsidiaries and free of Liens (other than Liens securing Indebtedness)) to exceed ten (10) times Consolidated Net Worth.

                  SECTION 6.9. Accounting Practices.

                  Establish a fiscal year ending on other than December 31, or modify or change accounting treatments or reporting practices except as otherwise required or permitted by GAAP.

                  SECTION 6.10. Restrictions Affecting Subsidiaries.

                  Enter into, or suffer to exist, any Contractual Obligation with any Person, which prohibits or limits the ability of any Material Subsidiary (other than Special Purpose Vehicle Subsidiaries and Asset Securitization Subsidiaries) to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary, (b) make loans or advances to the Borrower or any other Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Subsidiary.

                  Section 6.11. Restrictions Regarding Coldwell Banker Securitization Facility. () Sell, convey, lease, assign or otherwise transfer any of its property, business or assets, whether now owned or hereafter acquired, to Funding (as defined in the Creditor Acknowledgment and Agreement) or Services (as defined in the Creditor Acknowledgment and Agreement) except to the extent required by the Transaction Documents (as defined in the Creditor Acknowledgment and Agreement); or

                  (b) Amend, supplement or otherwise modify the Transaction Documents (as defined in the Creditor Acknowledgment and Agreement) as in effect on the Closing Date in a manner materially adverse to the Lenders.


                  SECTION 6.12. Limitation on Mortgage Repurchase Indebtedness.

                  Incur, assume or suffer to exist any Indebtedness (other than Indebtedness of Asset Securitization Subsidiaries incurred to finance asset securitization transactions permitted by this Agreement) in respect of the repurchase of mortgages and related assets if the aggregate principal amount of all such Indebtedness would exceed $900,000,000 at any time.

7. EVENTS OF DEFAULT

                  In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                  (a) any representation or warranty made or deemed made by either of the Borrowers in this Agreement or any other Fundamental Document or in connection with this Agreement or with the execution and delivery of the Notes or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of either of the Borrowers or any of its Subsidiaries to the Administrative Agent or the Canadian Agent or any Lender under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered;

                  (b) default shall be made in the payment of any principal of or interest on the Notes or of any fees or other amounts payable by either of the Borrowers hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and in the case of payments of interest, such default shall continue unremedied for five Business Days, and in the case of payments other than of any principal amount of or interest on the Notes, such default shall continue unremedied for five Business Days after receipt by the Borrower of an invoice therefor;

                  (c) default shall be made in the due observance or performance of any covenant, condition or agreement contained in
         Section 5.1(e) (with respect to notice of Default or Events of Default) or Article 6;

                  (d) default shall be made by either of the Borrowers in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any other Fundamental Document and such default shall continue unremedied for thirty (30) days after such Borrower obtains knowledge of such occurrence;

                  (e) (i) default in payment shall be made with respect to any Indebtedness of its Protection Agreements of the Borrower or any of its Subsidiaries where the amount or amounts of such Indebtedness exceeds $25,000,000 (or its equivalent thereof in any other currency) in the aggregate; or (ii) default in payment or performance shall be made with respect to any Indebtedness or Interest Rate Protection Agreements of the Borrower or any of its Subsidiaries where the amount or amounts of such Indebtedness or Interest Rate Protection Agreements exceeds $25,000,000 (or its equivalent thereof in any other currency) in the aggregate, if the effect of such default is to result in the acceleration of the maturity of such Indebtedness or Interest Rate Protection Agreement; or (iii) any other circumstance shall arise (other than the mere passage of time) by reason of which the Borrower or any Subsidiary of the Borrower is required to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness or Interest Rate Protection Agreement where the amount or amounts of such Indebtedness or Interest Rate Protection Agreement exceeds $25,000,000 (or its equivalent thereof in any other currency) in the aggregate; provided that clause
         (iii) shall not apply to secured Indebtedness or Interest Rate Protection Agreement that becomes due as a result of a voluntary sale of the property or assets securing such Indebtedness or Interest Rate

         Protection Agreement and provided, further, that clauses (ii) and
         (iii) shall not apply to any Indebtedness or Interest Rate Protection Agreement of any Subsidiary issued and outstanding prior to the date such Subsidiary became a Subsidiary of the Borrower (other than Indebtedness or Interest Rate Protection Agreement issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of the Borrower) if such default or circumstance arises solely as a result of a "change of control" provision applicable to such Indebtedness or Interest Rate Protection Agreement which becomes operative as a result of the acquisition of such Subsidiary by the Borrower or any of its Subsidiaries;

                  (f) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or the Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or the Borrower or any Material Subsidiary thereof shall take any action to authorize any of the foregoing;

                  (g) any involuntary case, proceeding or other action against the Borrower or any of its Material Subsidiaries shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

                  (h)  the occurrence of a Change in Control;

                  (i) final judgment(s) for the payment of money in excess of $25,000,000 (or its equivalent thereof in any other currency) shall be rendered against the Borrower or any of its Subsidiaries which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

                  (j) a Reportable Event relating to a failure to meet minimum funding standards or an inability to pay benefits when due shall have occurred with respect to any Plan under the control of the Borrower or any of its Subsidiaries and shall not have been remedied within 45 days after the occurrence of such Reportable Event, if the occurrence thereof could reasonably be expected to have a Material Adverse Effect; or

                  (k) any provision of Section 2.26 shall cease, for any reason, to be in full force and effect, or either of the Borrowers or any Affiliate of either of the Borrowers shall so assert;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may or, if directed by the Required Lenders, shall take either or both of the following actions, at the same or different times: terminate forthwith the Commitments and/or declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding; provided that, in the case of a payment of principal default pursuant to paragraph (b), the Administrative Agent, unless it is directed to do so by the Required Lenders, will not take either or both of such actions for three Business Days. If an Event of Default specified in paragraph (f) or (g) above shall have occurred, the principal of and interest on the Loans and the Notes and all other amounts payable hereunder or thereunder shall thereupon and concurrently become due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or the Notes to the contrary notwithstanding and the Commitments of the Lenders shall thereupon forthwith terminate.

8. THE AGENTS

                  SECTION 8.1. Administration by Agents.

                  The general administration of the Fundamental Documents and any other documents contemplated by this Agreement shall be by the Agents or their designees as provided for herein. Each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Agreement as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. Each of the Canadian Lenders hereby irrevocably authorizes the Canadian Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Canadian Revolving Credit Notes and any other documents contemplated by this Agreement as are delegated by the terms hereof or thereof, as appropriates together with all powers reasonably incidental thereto. The Agents shall have no duties or responsibilities except as set forth in the Fundamental Documents. Any Lender which is a co-agent or lead manager (as indicated on Schedule 1.1A hereto) for the credit facility hereunder shall not have any duties or responsibilities except as a Lender hereunder.

                  SECTION 8.2. Advances and Payments.

                  (a) On the date of each Loan, the Administrative Agent or the Canadian Agent, as provided for herein, shall be authorized (but not obligated) to advance, for the account of each of the applicable Lenders, the amount of the Loan to be made by it in accordance with this Agreement. Each of the Lenders (other than the Canadian Lenders) hereby authorizes and requests the Administrative Agent and the Canadian Lenders hereby authorize and request the Canadian Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, unless with respect to any Lender, such Lender has theretofore specifically notified the Administrative Agent or the Canadian Agent, as the case may be, that such Lender does not intend to fund that particular Loan. Each of the Lenders agrees forthwith to reimburse the Administrative Agent or the Canadian Agent, as the case may be, in immediately available funds for the amount so advanced on its behalf by such Agent pursuant to the immediately preceding sentence. If any such reimbursement is not made in immediately available funds on the same day on which such Agent shall have made any such amount available on behalf of any Lender in accordance with this
Section 8.2, such Lender shall pay interest to such Agent at a rate per annum equal to such Agent's cost of obtaining overnight funds in the New York Federal Funds Market in the case of US Loans, and the C$ Prime Rate in the case of Canadian Loans. Notwithstanding the preceding sentence, if such reimbursement is not made by the second Business Day following the day on which such Agent shall have made any such amount available on behalf of any Lender or such Lender has indicated that it does not intend to reimburse such Agent, the Borrower or the Canadian Borrower, as the case may be, shall immediately pay such unreimbursed advance amount (plus any accrued, but unpaid interest at the rate per annum equal to such Agent's cost of obtaining overnight funds in the New York Federal Funds Market in the case of US Loans and the C$ Prime Rate in the case of Canadian Loans) to such Agent.

                  (b) Any amounts received by either of the Agents in connection with this Agreement or the Notes the application of which is not otherwise provided for shall be applied, in accordance with each of the Lenders' pro rata interest therein, first, to pay accrued but unpaid Facility Fees, second, to pay accrued but unpaid interest on the Notes, third, to pay the principal balance outstanding on the Notes and fourth, to pay other amounts payable to the Agents and/or the Lenders. All amounts to be paid to any of the Lenders by the Administrative Agent or the Canadian Agent, as the case may be, shall be credited to the applicable Lenders, after collection by such Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with such Agent, or as such Lender and such Agent shall from time to time agree.

                  SECTION 8.3. Sharing of Setoffs and Cash Collateral.

                  Each of the Lenders agrees that if it shall, through the operation of Section 2.19 or the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or the Canadian Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise (other than pursuant to Section 2.15(f) or 2.24), obtain payment in respect of its

Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of any of the other Lenders (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans of such other Lenders, so that the aggregate unpaid principal amount of each of the Lenders' Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata.

                  SECTION 8.4. Notice to the Lenders.

                  Upon receipt by the Administrative Agent or the Canadian Agent from the Borrower or the Canadian Borrower of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent or the Canadian Agent of any Event of Default, such Agent will in turn immediately inform the other Lenders in writing (which shall include telegraphic communications) of the nature of such communication or of the Event of Default, as the case may be.

                  SECTION 8.5. Liability of Each Agent.

                  (a) Each of the Agents, when acting on behalf of the Lenders may execute any of its duties under this Agreement by or through its officers, agents, or employees and neither the Agents nor their respective directors, officers, agents, or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. Neither the Agents nor their respective directors, officers, agents, and employees shall in any event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agents nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution (other than its own), validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation made by any other Person in, or for the perfection of any security interest contemplated by, this Agreement or any related agreement, document or order, or for the designation or failure to designate this transaction as a "Highly Leveraged Transaction" for regulatory purposes, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or the Canadian Borrower, as the case may be, of any of the terms, conditions, covenants, or agreements of this Agreement or any related agreement or document.

                  (b) Neither the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrowers on account of the failure or delay in performance or breach by any of the Lenders or the Borrowers of any of their respective obligations under this Agreement or the Notes or any related agreement or document or in connection herewith or therewith.

                  (c) Each of the Agents in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

                  SECTION 8.6. Reimbursement and Indemnification.

                  Each of the Lenders severally and not jointly agrees (i) to reimburse the Agents and the Arranger, in the amount of its proportionate share, for any reasonable expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other reasonable expense incurred in connection with the administration or enforcement thereof not reimbursed by the Borrowers or one of its Subsidiaries; and (ii) to indemnify and hold harmless the Agents and the Arranger and any of their directors, officers, employees, or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the Fundamental Documents or any action taken or omitted by it or any of them under the Fundamental Documents to the extent not reimbursed by the Borrowers or one of its Subsidiaries (except such as shall result from the gross negligence or willful misconduct of the Person seeking indemnification).

                  SECTION 8.7. Rights of Each Agent.

                           It is understood and agreed that Chase and Chase Canada shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers as though it were not an Agent on behalf of the Lenders under this Agreement.

                  SECTION 8.8. Independent Investigation by Lenders.

                  Each of the Lenders acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrowers and agrees that neither of the Agents shall bear responsibility therefor.

                  SECTION 8.9. Notice of Transfer.

                  Each of the Agents may deem and treat any Lender which is a party to this Agreement as the owners of such Lender's respective portions of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective pursuant to Section 9.3.

                  SECTION 8.10. Successor Agents.

                  Each of the Agents may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders, with the consent of the Borrower, which will not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which with the consent of the Borrower, which will not be unreasonably withheld, shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000 in the case of the Administrative Agent and a commercial bank organized or licensed under the laws of the Province of Ontario and having a combined capital and surplus of at least C$100,000,000 in the case of the Canadian Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9. MISCELLANEOUS

                  SECTION 9.1. Notices.

                  Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telegraphic communication, if by telegram, delivered to the telegraph company and, if by telex, telecopy, graphic scanning or other telegraphic communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Administrative Agent or Chase, to it at One Chase Manhattan Plaza, New York, New York 10081, Attn: Maggie Swales, with a copy to Sandra Miklave, and with a copy (in the case of all notices relating to Pounds Sterling Loans) to Chase Manhattan Investment Bank Ltd., Trinity Tower, 9 Thomas Moore Street, London, England EY91T, Attn: Stephen Clarke, if to the Canadian Agent or Chase Canada, to it at One First Canadian Place, 100 King Street West, Suite 6900, P.O. Box 106, Toronto, Ontario, Canada MSX 1A4, Attn: Amanda Staff, if to the Borrower or the Canadian Borrower, to it at 11333 McCormick Road, Hunt Valley, Maryland 21031-1000, Attention: Assistant Treasurer, with a copy to the General Counsel, or if to a Lender, to it at its address set forth on Schedule 1.1A (or in its Assignment and Acceptance or other agreement pursuant to which it became a Lender hereunder), or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or when receipt is acknowledged, if by any telecopier or telegraphic communications equipment of the sender, in each case addressed to such party as provided in this Section 9.1 or in accordance with the latest unrevoked written direction from such party.

                  SECTION 9.2. Survival of Agreement, Representations and Warranties, etc.

                  All warranties, representations and covenants made by each of the Borrowers herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Agents and the Lenders and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Agents of the Notes regardless of any investigation made by the Agents or the Lenders or on their behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrowers hereunder.

                  SECTION 9.3. Successors and Assigns; Syndications; Loan Sales; Participations.

                  (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (provided that the Borrowers may not assign their respective rights hereunder without the prior written consent of all the Lenders), and all covenants, promises and agreements by, or on behalf of, the Borrowers which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.

                  (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld or delayed) assign to one or more banks or other financial institutions either (i) all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Notes held by it) (a "Ratable Assignment") or (ii) all or a portion of its rights and obligations under and in respect of (A) its Commitment under this Agreement and the same portion of the Loans (other than Competitive Loans) at the time owing to it or (B) the Competitive Loans at the time owing to it (including, without limitation, in the case of any such type of Loan, the same portion of the associated Note) (a "Non-Ratable Assignment"); provided that (1) each Non-Ratable Assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations in respect of the Loans and the Commitment (if applicable) which are the subject of such assignment, (2) each Ratable Assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement, (3) the amount of the Commitment or Competitive Loans, as the case may be, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and

Acceptance with respect to such assignment is delivered to the Lender) shall be in a minimum Dollar Equivalent Amount of $10,000,000 unless otherwise agreed by the Borrower and the Administrative Agent and (4) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment (if required hereunder) and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, and from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (3) [Intentionally Deleted].

                  (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, this Agreement and any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Fundamental Documents; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in
Section 3.4) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Canadian Agent, if the assignor is a Canadian Lender, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent and the Canadian Agent, if the assignor is a Canadian Lender, to take such action as agent on its behalf and to exercise such powers under the Fundamental Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Agreement and will perform in accordance with its terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (e) The Administrative Agent, on behalf of the Borrowers, shall maintain at its address at which notices are to be given to it pursuant to Section 9.1, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Fundamental Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, any Notes subject to such assignment (if required hereunder) and the processing and recordation fee, the Administrative Agent (subject to the right, if any, of the Borrower to require its consent thereto) shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. If a portion of its Commitment has been assigned by an assigning Lender, then such Lender shall deliver its Note in respect of such Commitment, if any, at the same time it delivers the applicable Assignment and Acceptance to the Administrative Agent. If only Competitive Loans have been assigned by the assigning Lender, such Lender shall not be required to deliver its Competitive Note to the Administrative Agent, unless such Lender no longer holds a Commitment under this Agreement, in which event such assigning Lender shall deliver its Competitive Note, if any, at the same time it delivers the applicable Assignment and Acceptance to the Administrative Agent. Within five Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the applicable Lenders at their request, either (A) a new Note in respect of the assigned Commitment to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a Competitive Note to the order of such assignee in an amount equal to the Total Commitment hereunder, and a new Note in respect of the assigned Commitment to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder, or (B) if Competitive Loans only have been assigned and the assigning Lender holds a Commitment under this Agreement, then a new Competitive Note to the order of the assignee Lender in an amount equal to the outstanding principal amount of the Competitive Loan(s) purchased by it pursuant to the Assignment and Acceptance, or (C) if Competitive Loans only have been assigned and the assigning Lender does not hold a Commitment under this Agreement, a new Competitive Note to the order of such assignee in an amount equal to the outstanding principal amount of the Competitive Loans(s) purchased by it pursuant to such Assignment and Acceptance and, a new Competitive Note to the order of the assigning Lender in an amount equal to the outstanding principal amount of the Competitive Loans retained by it hereunder. Any new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the Commitments of the respective Lenders. All new Notes shall be dated the date hereof and shall otherwise be in substantially the forms of Exhibits A-1, A-2, A-3 and A-4 hereto, as the case may be.

                  (g) Each of the Lenders may without the consent of the Borrowers or the Administrative Agent sell participations to one or more banks or other financial institutions (a "Participant") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note or Notes held by it); provided that (i) any such Lender's obligations under this Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights under this Agreement, except with respect to matters requiring the consent of each of the Lenders hereunder, (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.14, 2.15 and
2.17 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive, and (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

                  (h) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to the Administrative Agent by or on behalf of the Borrowers.

                  (i) Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make the Loans hereunder for its own account in the ordinary course of such business; provided that, subject to preceding clauses
(a) through (h), the disposition of the Notes or other evidence of Indebtedness held by that Lender shall at all times be within its exclusive control.

                  (j) Each of the Borrowers consents that any Lender may at any time and from time to time pledge, or otherwise grant a security interest in, any Loan or any Note evidencing such Loan (or any part thereof), including any such pledge or grant to any Federal Reserve Bank, and this Section shall not apply to any such pledge or grant; provided that no such pledge or grant shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  SECTION 9.4. Expenses; Documentary Taxes.

                  Whether or not the transactions hereby contemplated shall be consummated, each of the Borrowers agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Canadian Agent and the Arranger in connection with the syndication, preparation, execution, delivery and administration of this Agreement, the Notes, and the making of the Loans including but not limited to the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the Administrative Agent, and Blake, Cassels & Graydon, counsel to the Canadian Agent, as well as all reasonable out-of-pocket expenses incurred by the Lenders in connection with any restructuring or workout of this Agreement, or the Notes or in connection with the enforcement or protection of the rights of the Lenders in connection with this Agreement or the Notes or any other Fundamental Document, and with respect to any action which may be instituted by any Person against any Lender in respect of the foregoing, or as a result of any transaction, action or nonaction arising from the foregoing, including but not limited to the fees and disbursements of any counsel for the Lenders. Such payments shall be made on the date of execution of this Agreement and thereafter promptly on demand. Each of the Borrowers agrees that it shall indemnify the Administrative Agent, the Canadian Agent and the Lenders from, and hold them harmless against, any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Notes or any other Fundamental Document. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and/or the payment of the Loans for two years.

                  SECTION 9.5. Indemnity.

                  Further, by the execution hereof, each of the Borrowers agrees to indemnify and hold harmless the Administrative Agent, the Canadian Agent, the Arranger and the Lenders and their respective directors, officers, employees and agents (each, an "Indemnified Party") from and against any and all expenses (including reasonable fees and disbursements of counsel), losses, claims, damages and liabilities arising out of any claim, litigation, investigation or proceeding (regardless of whether any such Indemnified Party is a party thereto) in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification, provided that the Borrowers shall not be liable for the fees and expenses of more than one separate firm for all such Indemnified Parties in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, nor shall the Borrowers be liable for any settlement of any proceeding effected without each of the Borrowers' written consent, and provided, further, that this Section 9.5 shall not be construed to expand the scope of the reimbursement obligations specified in Section 9.4. The obligations of each of the Borrowers under this Section 9.5 shall survive the termination of this Agreement and/or payment of the Loans.

                  SECTION 9.6. CHOICE OF LAW.

                  THIS AGREEMENT AND THE NOTES HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES AND THE PROVINCE OF ONTARIO.

                  SECTION 9.7. No Waiver.

                  No failure on the part of the Administrative Agent, the Canadian Agent or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  SECTION 9.8. Extension of Maturity.

                  Except as otherwise specifically provided in Article 7, should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

                  SECTION 9.9. Amendments, etc.

                  No modification, amendment or waiver of any provision of this Agreement or any other Fundamental Document, and no consent to any departure by either of the Borrowers herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed or consented to in writing by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided that no such modification or amendment shall without the written consent of each Lender affected thereby (x) increase the Commitment of a Lender or postpone or waive any scheduled reduction in the Commitments, (y) alter the stated maturity or principal amount of any installment of any Loan, or decrease the rate of interest payable thereon, or the rate at which the Facility Fees are paid or
(z) waive a default under Section 7(b) with respect to a scheduled principal installment of any Loan or scheduled payment of interest or fees; provided, further, that no such modification or amendment shall without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders or (ii) amend this Section 9.9 or the definition of Required Lenders or Supermajority Lenders or (iii) amend Section 2.26; and provided, further, however, that no such modification or amendment shall decrease the Commitment of any Lender without the written consent of such Lender. No such amendment or modification may adversely affect the rights and obligations of either of the Agents hereunder without its prior written consent. No notice to or demand on the Borrowers shall entitle either Borrower to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.

                  SECTION 9.10. Severability.

                  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 9.11. SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

                  (a) EACH OF THE BORROWERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COURTS OF THE PROVINCE OF ONTARIO FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF BROUGHT BY THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT OR A LENDER. EACH OF THE BORROWERS TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH OF THE BORROWERS HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO SECTION 9.1. EACH OF THE BORROWERS AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT AND THE LENDERS. THE CANADIAN BORROWER HEREBY IRREVOCABLY APPOINTS THE BORROWER AS ITS AGENT FOR SERVICE OF PROCESS IN ANY PROCEEDING REFERRED TO IN THIS SECTION 9.11 AND AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY THEREOF TO IT CARE OF THE BORROWER AT ITS ADDRESS FOR NOTICES SET FORTH IN SECTION 9.1. FINAL JUDGMENT AGAINST EITHER OF THE BORROWERS IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE

FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED THAT THE ADMINISTRATIVE AGENT, THE CANADIAN AGENT OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST EITHER OF THE BORROWERS OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE EITHER OF THE BORROWERS OR SUCH ASSETS MAY BE FOUND.

                  (b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 9.11(b) CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.11(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

                  SECTION 9.12. Headings.

                  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

                  SECTION 9.13. Execution in Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

                  SECTION 9.14. Entire Agreement.

                  This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into among the Borrower, the Administrative Agent or any Lender (other than the provisions of the letter agreement dated February 4, 1997, among the Borrower, Chase and Chase Securities Inc., relating to fees and expenses and syndication issues) prior to the execution of this Agreement which relate to Loans to be made shall be replaced by the terms of this Agreement.

                  SECTION 9.15. Foreign Currency Judgments. () If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, each of the Borrowers agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender (or agent acting on its behalf) or the Administrative Agent could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of either of the Borrowers in respect of any sum due hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with this Agreement (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by any Lender (or agent acting on its behalf) (the "Applicable Creditor") of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each of the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided, that if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to the Applicable Borrower. The obligations of the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all amounts owing hereunder. Each Borrower shall repay each Loan made to it, and interest thereon, in the Currency in which such Loan is denominated.

                  SECTION 9.16. Risks of Superior Force. Each of the Borrowers expressly assumes all risks of superior force, such that it shall be bound to timely execute each and every of its obligations under this Agreement notwithstanding the existence or occurrence of any event or circumstance constituting a superior force within the meaning of Article 1693 of the Civil Code of Quebec.

                  SECTION 9.17. Language. The parties hereto have agreed that this Agreement as well as any document or instrument relating thereto be drawn up in English only. Les parties aux presentes ont convenu que la presente Convention ainsi que tous autres actes ou documents s'y rattachant soient rediges en anglais seulement.

                  SECTION 9.18. Acknowledgment and Agreement. The Borrower, the Canadian Borrower, and the Lenders hereby agree to the terms and provisions of the Creditor Acknowledgment and Agreement (the "Creditor Acknowledgment and Agreement") attached hereto as Exhibit K (which for purposes of this Agreement is hereby incorporated herein).


                  SECTION 9.19. European Economic And Monetary Union. () Effectiveness of Provisions. The provisions of paragraphs (b) to (i) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                  (b) Redenomination and Alternative Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided that if and to the extent that any EMU legislation provides that following the commencement of the third stage of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

                  (c) Determination of LIBOR. For the purposes of determining the date on which LIBOR is determined under this Agreement for any Loan denominated in the euro (or any national currency unit) for any Interest Period therefor, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days. In addition, if the Administrative Agent determines that LIBOR is not displayed on the screen for deposits denominated in the national currency unit in which any Loans are denominated, LIBOR for such Loans shall be based upon the rate displayed on the screen for the offering of deposits denominated in euro units.

                  (d) Payments to the Administrative Agent. This Agreement shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose. This Agreement shall be construed so that, in relation to the payment of any euro units or national currency units to be made, the references to "Business Day" therein shall instead refer to "Target Operating Day."

                  (e) Payments by the Administrative Agent to the Lenders. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a participating member state shall be paid in the euro unit.

                  (f) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account of any Lender in the principal financial center in the participating member state which such Borrower or, as the case may be, such Lender shall have specified for such purpose. In this paragraph (f), `all relevant steps' means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

                  (g) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state shall be inconsistent with any convention or practice in the LIBOR market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                  (h) Rounding. Without prejudice and in addition to any method of conversion or rounding prescribed by the EMU legislation, each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify.

                  (i) Other Consequential Changes. Without prejudice to the respective liabilities of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement, except as expressly provided in this Section 9.19, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states. Without limiting the generality of the foregoing, for each Available Foreign Currency that is a national currency unit, the relevant display page on the Telerate or Reuter screen used to determine the LIBOR Rate for applicable Loans in such Available Foreign Currency shall be determined by the Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first above written.


                                PHH CORPORATION


                                By:/s/ David M. Johnson
                                   ------------------------------------------
                                   Title: Senior Executive Vice President and
                                          Chief Financial Officer


                                PHH VEHICLE MANAGEMENT SERVICES INC.


                                By:/s/ Terry E. Kridler
                                   ------------------------------------------
                                   Title: Senior Vice President and Treasurer

                                THE CHASE MANHATTAN BANK, individually and as Administrative Agent


                                By: /s/ Randolph E. Cates
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Randolph E. Cates


                                THE CHASE MANHATTAN BANK OF CANADA,
                                as Canadian Agent


                                By: /s/ Christine Chan
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Christine Chan

                                By: /s/ Charles D. Ritchie
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Charles D. Ritchie


                                BANK OF AMERICA NT & SA


                                By: /s/ Steve A. Aronowitz
                                   ---------------------------------------
                                   Title: Managing Director
                                   Name: Steve A. Aronowitz


                                BANK OF MONTREAL


                                By: /s/ Brian L. Banke
                                   ---------------------------------------
                                   Title: Director
                                   Name: Brian L. Banke


                                THE BANK OF NEW YORK


                                By: /s/ Ronald R. Reedy
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Ronald R. Reedy


                                THE BANK OF NOVA SCOTIA


                                By: /s/ J. Alan Edwards
                                   ---------------------------------------
                                   Title: Authorized Signatory
                                   Name: J. Alan Edwards


                                THE BANK OF TOKYO-MITSUBISHI, LIMITED,
                                   NEW YORK BRANCH


                                By: /s/ W. DiNicola
                                   ---------------------------------------
                                   Title: Attorney-in-Fact
                                   Name: W. DiNicola


                                BANKERS TRUST COMPANY


                                By: /s/ Anthony LoGrippo
                                   ---------------------------------------
                                   Title: Principal
                                   Name: Anthony LoGrippo

                                CANADIAN IMPERIAL BANK OF COMMERCE


                                By: /s/ Gerald Girardi
                                   ---------------------------------------
                                   Title: Executive Director
                                   Name: Gerald Girardi

                                COMERICA BANK


                                By: /s/ Kimberly S. Kersten
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Kimberly S.Kersten


                                 COMMERZBANK AG (NEW YORK BRANCH)


                                 By: /s/ David T. Whitworth
                                   ---------------------------------------
                                   Title: Senior Vice President
                                   Name: David T. Whitworth


                                By: /s/ A. Oliver Welsch-Lehman
                                   ---------------------------------------
                                   Title: Assistant Vice President
                                   Name: A. Oliver Welsch-Lehman

                                CREDIT LYONNAIS NEW YORK BRANCH

                                By: /s/ Vladimir Labun
                                   ---------------------------------------
                                   Title: First Vice President-Manager
                                   Name: Vladimir Labun


                                CREDIT SUISSE FIRST BOSTON

                                By: /s/ Bill O'Daly
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Bill O'Daly

                                By: /s/ Glodviska
                                   ---------------------------------------
                                   Title: Managing Director
                                   Name: Glodviska


                                DEUTSCHE MORGAN GRENFELL
                                   NEW YORK BRANCH


                                By: /s/ Gayman Z. Shivnarain
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Gayma Z. Shivnarain

                                By: /s/ Alan Krouk
                                   ---------------------------------------
                                   Title: Associate
                                   Name: Alan Krouk


                                THE FIRST NATIONAL BANK OF CHICAGO


                                By: /s/ Todd E. Ritz
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Todd E. Ritz

                                THE FIRST NATIONAL BANK OF MARYLAND


                                By: /s/ Susan Elliott Benninghoff
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Susan Elliott Benninghoff

                                FIRST UNION NATIONAL BANK OF MARYLAND


                                By: /s/ Ronald J. Bucci
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Ronald J. Bucci


                                FLEET BANK


                                By: /s/ Ken Ahrens
                                   ---------------------------------------
                                   Title: Authorized Signatory
                                   Name: Ken Ahrens


                                THE FUJI BANK, LTD. NEW YORK BRANCH


                                By:
                                   ---------------------------------------
                                   Title:


                                HYPO VEREINSBANK


                                By: /s/ Marianne Weinzinger
                                   ---------------------------------------
                                   Title: Director
                                   Name: Marianne Weinzinger

                                By: /s/ Pamela J. Gillons
                                   ---------------------------------------
                                   Title: Associate Director
                                   Name: Pamela J. Gillons


                                THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                NEW YORK BRANCH


                                By: /s/ William Kennedy
                                   ---------------------------------------
                                   Title: President
                                   Name: William Kennedy


                                MELLON BANK, N.A.


                                By: /s/ Donald G. Cassidy, Jr.
                                   ---------------------------------------
                                   Title: First Vice President
                                   Name: Donald G. Cassidy, Jr.


                                 MORGAN GUARANTY TRUST COMPANY OF
                                 NEW YORK


                                 By:
                                   ---------------------------------------
                                   Title:


                                 NATIONAL WESTMINSTER BANK PLC


                                By: /s/ C.C. Stone
                                   ---------------------------------------
                                   Title: Senior Corporate Manager
                                   Name: C.C. Stone

                                NORTHERN TRUST COMPANY


                                By: /s/ James F.T. Monhart
                                   ---------------------------------------
                                   Title: Senior Vice President
                                   Name: James F.T. Monhart


                                ROYAL BANK OF CANADA


                                By: /s/ David A. Barsalou
                                   ---------------------------------------
                                   Title: Senior Manager
                                   Name: David A. Barsalou


                                SAHWA BANK LTD.


                                By:
                                   ---------------------------------------
                                   Title:


                                THE SUMITOMO BANK, LIMITED



                                By: /s/ Michael Garrido
                                   ---------------------------------------
                                   Title: Senior Vice President
                                   Name: C. Michael Garrido


                                WELLS FARGO BANK, N.A.


                                By: /s/ Donald A. Hartmann
                                   ---------------------------------------
                                   Title: Senior Vice President
                                   Name: Donald A. Hartmann

                                By: /s/ David B. Hollingsworth
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: David B. Hollingsworth

                                WESTDEUTSCHE LANDESBANK


                                By: /s/ Felicia La Forgia
                                   ---------------------------------------
                                   Title: Vice President
                                   Name: Felicia La Forgia

                                By: /s/ Walter T. Duffy III
                                   ---------------------------------------
                                   Title: Associate
                                   Name: Walter T. Duffy III

                                                                  Schedule 1.1A


                                  Commitments
                                  -----------




         Lender                                           Commitment
         ------                                           ----------












         TOTAL                                         $1,250,000,000.00

                                                                  Schedule 1.1B




                          Available Foreign Currencies


         For purposes of Competitive Loans, Available Foreign Currencies are the following:

               Canadian Dollars
               the lawful currency of France
               the lawful currency of Germany
               Japanese Yen
               the lawful currency of England
               Swiss Francs
               the lawful currency of Italy
               euro

                                                                  Schedule 2.14



          Calculation of Additional Interest for Pounds Sterling Loans


1. The additional interest for any period shall (subject to paragraph 5 below) be calculated in accordance with the following formula:

                           BY + L(Y-X) + S(Y-Z) per cent, per annum
                           --------------------
                                100 - (B+S)

         where on the day of application of the formula:

         B is the percentage of the Administrative Agent's eligible liabilities which the Bank of England then requires the Administrative Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         Y is the rate at which Pounds Sterling deposits are offered by the Administrative Agent to leading banks in the London Interbank Market at or about 11 a.m. on that day for the relevant period;

         L is the percentage of eligible liabilities which (as a result of the requirements of the Bank of England) the Administrative Agent maintains as secured money with members of the London Discount Market Association or in certain marketable or callable securities approved by the Bank of England, which percentage shall (in the absence of evidence that any other figure is appropriate) be conclusively presumed to be 5%;

         X is the rate at which secured Pounds Sterling investments may be placed by the Administrative Agent with members of the London Discount Market Association at or about 11 a.m. on that day for the relevant period or, if greater, the rate at which Pounds Sterling bills of exchange (of a tenor equal to the duration of the relevant period) eligible for rediscounting at the Bank of England can be discounted in the London Discount Market at or about 11 a.m. on that day;

         S is the percentage of the Administrative Agent's eligible liabilities which the Bank of England requires the Administrative Agent to place as a special deposit; and

         Z is the interest rate per annum allowed by the Bank of England on special deposits.

2.   For the purposes of this schedule 2.14:

         (a) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

         (b) "relevant period" in relation to each period for which additional interest is to be calculated means:

                  (i)      if it is 3 months or less, that period; or

                  (ii)     if it more than 3 months, 3 months.

3. In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B 0.5% and Y 15% BY is calculated as 0.5 X 15.

4. The formula shall be applied on the first day of each relevant period. Each amount shall be rounded up to the nearest four decimal places.

5. If the Administrative Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Administrative Agent (after consultation with the Lenders) shall notify the Borrower of the manner in which the additional interest will subsequently be calculated provided that no amendment to the manner of such calculation may be made other than to restore the position in terms of overall return to that which prevailed before such change occurred. The manner of calculation so notified by the Administrative Agent shall, in the absence of manifest error be binding on all the parties.

                                                                   Schedule 3.6


                             Material Subsidiaries

------------------------ -------------------------- --------------------------- -------------------- ----------------------
    Subsidiary                Jurisdiction of                Authorized              Shares Issued       Ownership of
        Name                   Incorporation               Capitalization                                Capital Stock*
------------------------ -------------------------- --------------------------- -------------------- ----------------------
PHH Vehicle Management   Maryland                                   100,000(C)               404(C)  PHH Holdings
Services Corporation                                                                                 Corporation

PHH Real Estate          Delaware                                     1,000(C)               860(C)  PHH Holdings
Services Corporation                                                                                 Corporation

PHH Mortgage Services    New Jersey                                   5,000(C)             1,000(C)  PHH Holdings
Corporation                                                          20,000(P)                 0(P)  Corporation

PHH Holdings             Maryland                                        5,000                  100  PHH Corporation
Corporation

PHH Investments I        Delaware                                        5,000                1,000  PHH Corporation
Corporation

PHH Europe PLC**         United Kingdom                             25,000,000           18,251,110  PHH Holdings
                                                                                                     Corporation

PHH Vehicle Management   United Kingdom                              2,000,000            1,147,500  PHH Europe PLC
Services PLC**

PHH Financial Services   United Kingdom                             10,000,000           10,000,000  PHH Investment
Ltd.**                                                                                               Services Ltd.***
------------------------ -------------------------- --------------------------- -------------------- ----------------------



*        Ownership is 100% unless otherwise indicated.

** These Material Subsidiaries Do Not principally transact business in the United States.

***      Does not meet the Material Subsidiary test.

(C)=Common stock
(P)=Preferred stock

                                                                   Schedule 3.9



                                   Litigation


                                     None.

                                                                   Schedule 6.1



                      Existing Indebtedness and Guaranties


                                     None.

                                                                   Schedule 6.5



                                 Existing Liens


                                     None.